UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Systemax Inc.
(Name of Registrant as Specified in Its Charter)
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11 Harbor Park Drive, Port Washington, NY 11050 • 516.608.7000 • investinfo@systemax.com

Notice of Annual Meeting of Stockholders

Date and time:	Monday, June 1, 2020, at 12:00 p.m., Eastern time

Virtual Location:
This year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to participate in this year’s Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SYX2020. Because the Annual Meeting is virtual and being conducted via live webcast, stockholders will not be able to attend the Annual Meeting in person. Details regarding how to participate in the meeting online are more fully described in the proxy statement.

Purpose:	(1) To elect the 8 director nominees named in the proxy statement;

(2) To approve a non-binding, advisory resolution regarding the compensation of our Named Executive Officers, as described under the heading “Executive Compensation”;

(3) To approve the Systemax 2020 Omnibus Long-Term Incentive Plan;

(4) To ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal year 2020; and

(5) To transact such other business as may properly come before the meeting or any adjournment or postponement.

Who may vote:	Stockholders of record at the close of business on April 6, 2020 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement.

By order of the Board of Directors,

Eric Lerner
Senior Vice President and General Counsel
April 23, 2020

Important notice regarding the availability of proxy materials for the
Annual Meeting of Stockholders to be held on June 1, 2020:

This Notice of Annual Meeting of Stockholders, the accompanying proxy statement and our 2019 Annual Report to Stockholders all are available at www.proxyvote.com.

PROXY STATEMENT

General Information

These proxy materials are being furnished to solicit proxies on behalf of the Board of Directors of Systemax Inc. for use at our Annual Meeting of Stockholders to be held virtually on Monday, June 1, 2020 at 12:00 p.m., Eastern time, or at any adjournments or postponements thereof.
The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SYX2020, where you will be able to listen to and participate in the meeting live, submit questions, and vote online.
These proxy materials include our Notice of Annual Meeting and Proxy Statement and our 2019 Annual Report to Stockholders, which includes our Fiscal 2019 Form 10-K. In addition, these proxy materials may include a proxy card for our Annual Meeting. These proxy materials are first being sent or made available to our stockholders commencing on April 23, 2020.

Notice of Internet Availability of Proxy Materials

We have implemented the Securities and Exchange Commission, or SEC, “Notice Only” rule that allows us to furnish our proxy materials over the Internet to our stockholders instead of mailing paper copies. As a result, beginning on or about April 23, 2020, we mailed to most of our stockholders of record on April 6, 2020 a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials over the Internet and vote online.
This notice is not a proxy card and cannot be used to vote your shares. If you received a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to in the notice.
If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

Record Date

We have fixed the close of business on April 6, 2020 as the record date for determining our stockholders entitled to notice of and to vote at our Annual Meeting.
On that date, we had 37,470,110 shares of common stock outstanding. Stockholders as of the record date will have one vote per share on each voting matter.

Quorum

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at our Annual Meeting, present virtually or represented by proxy, is necessary to constitute a quorum.
Abstentions and “broker non-votes” (discussed below) will be counted as present for purposes of establishing a quorum.

How to Vote

Stockholders of record. If you are a “stockholder of record” (meaning your shares are registered in your name with our transfer agent, Broadridge) you may vote either virtually at our Annual Meeting or by proxy.

If you decide to vote by proxy, you may do so in any one of the following three ways:

You may vote your shares 24 hours a day by logging on to a secure website, www.proxyvote.com, and following the instructions provided. You will need to enter identifying information that appears on your proxy card or the Notice. The internet voting system allows you to confirm that your votes were properly recorded.

You may vote your shares 24 hours a day by calling the toll free number (800) 690-6903, and following instructions provided by the recorded message. You will need to enter identifying information that appears on your proxy card or the Notice. As with the internet voting system, you will be able to confirm that your votes were properly recorded.

If you received a proxy card, you may mark, sign and date your proxy card and return it by mail in the enclosed postage-paid envelope.

Internet and telephone voting is available through 11:59 PM Eastern time on Sunday, May 31, 2020.

If you vote by mail, your proxy card must be received before our Annual Meeting to assure that your vote is counted. We encourage you to vote promptly.

Beneficial owners. If, like most stockholders, you are a beneficial owner of shares held in “street name” (meaning a broker, trustee, bank or other nominee holds shares on your behalf), you may vote virtually at our Annual Meeting only if you obtain a legal proxy from the nominee that holds your shares. Alternatively, you may vote by completing, signing and returning the voting instruction form that the nominee provides to you or by following any telephone or Internet voting instructions described on the voting instruction form, the Notice or other materials that the nominee provides to you.

No matter in what form you own your shares – We encourage you to vote promptly.
Attending the Virtual Annual Meeting
The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast.

If you are a stockholder of record as of the close of business on April 6, 2020, the record date for the Annual Meeting, you will be able to virtually attend the Annual Meeting, vote your shares and submit your questions online during the meeting by visiting www.virtualshareholdermeeting.com/SYX2020. You will need to enter the 16-digit control number included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you are a stockholder holding your shares in “street name” as of the close of business on April 6, 2020, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.

The online meeting will begin promptly at 12:00 p.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:45 a.m., Eastern time, and you should allow approximately 15 minutes for the online check-in procedures. If you wish to submit a question for the Annual Meeting, you may do so in advance at www.virtualshareholdermeeting.com/SYX2020, or you may type it into the dialog box provided at any point during the virtual meeting (until the floor is closed to questions).

Votes Required to Adopt the Proposals

➢
Proposal 1 – The affirmative vote of a plurality of the outstanding shares of common stock entitled to vote and present, virtually or by proxy, at a meeting at which a quorum is present will be required to elect the nominated directors to the Board.

➢
Proposal 2 – The affirmative vote of a majority of the outstanding shares of common stock entitled to vote and present, virtually or by proxy, at a meeting at which a quorum is present will be required to approve the non-binding advisory resolution on executive compensation.

➢
Proposal 3 – The affirmative vote of a majority of the outstanding shares of common stock entitled to vote and present, virtually or by proxy, at a meeting at which a quorum is present will be required to adopt the 2020 Omnibus Long-Term Incentive Plan.

➢
Proposal 4 – The affirmative vote of a majority of the outstanding shares of common stock entitled to vote and present, virtually or by proxy, at a meeting at which a quorum is present will be required to ratify the appointment of Ernst & Young LLP as our independent auditors.

Messrs. Richard, Bruce and Robert Leeds (each a director and officer of Systemax), together with trusts for the benefit of certain members of their respective families and other entities controlled by them, as applicable, beneficially owned as of our record date more than 50% of the shares outstanding, and they have each separately advised us that they intend to vote all of such shares they each have the power to vote in accordance with the recommendations of the Board on each of the Proposals identified above, which will be sufficient to constitute a quorum and to determine the outcome of each Proposal.

How Shares Will Be Voted
Proxies will be voted as specified by the stockholders. Where specific choices are not indicated, proxies will be voted, per the Board’s recommendations, FOR Proposals 1, 2, 3 and 4. If any other matters properly come before our Annual Meeting, the persons named in the proxy will vote at their discretion.

List of Stockholders

A list of our stockholders satisfying the requirements of Section 219 of the Delaware General Corporation Law will be available for inspection for any purpose germane to our Annual Meeting for the ten days prior to our Annual Meeting. If you want to inspect the stockholder list, call email investinfo@systemax.com to schedule an appointment. In addition, the list of stockholders will also be available during the annual meeting through the meeting website for those stockholders who choose to attend.

Changing or Revoking Your Proxy

Your virtual attendance at our Annual Meeting will not automatically revoke your proxy.
Stockholders of record. If you are a stockholder of record, you may change or revoke your proxy at any time before a vote is taken at our Annual Meeting by executing and forwarding to us a later-dated proxy or by voting a later proxy over the telephone or the Internet or by virtually attending the Annual Meeting and voting.
Beneficial owners. If you are a beneficial owner of shares, you should check with the broker, trustee, bank or other nominee that holds your shares to determine how to change or revoke your vote.

Abstentions

➢	Proposal 1 – Abstentions will have no effect on the election of directors.

➢	Proposal 2 – Abstentions will have the same effect as a negative vote regarding the approval of the non-binding advisory resolution on executive compensation.

➢	Proposal 3 – Abstentions will have the same effect as a negative vote regarding the adoption of the 2020 Omnibus Long-Term Incentive Plan.

➢	Proposal 4 – Abstentions will have the same effect as a negative vote regarding the ratification of Ernst & Young LLP as our independent auditors.

Broker Non-Votes

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because they do not have discretionary voting power for that proposal and have not received instructions from the beneficial owner.
If you are a beneficial owner whose shares are held by a broker, as stated above you must instruct the broker how to vote your shares. If you do not provide voting instructions, your broker is not permitted to vote your shares on Proposal 1 (Election of Directors), Proposal 2 (Approval of Executive Compensation) and Proposal 3 (Adoption of 2020 Omnibus Long-Term Incentive Plan).

In the absence of voting instructions, the broker can only register your shares as being present at our Annual Meeting for purposes of determining a quorum and may vote your shares on Proposal 4 only (Ratification of the Appointment of our Auditor).

Frequently Asked Questions

How can I access the proxy materials over the Internet?

Your Notice of the Internet Availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to view our proxy materials for our Annual Meeting on the Internet. Our proxy materials and Annual Report on Form 10-K for fiscal 2019, as well as the means to vote by Internet, are available at www.proxyvote.com.

How may I obtain a paper copy of the proxy materials?

The Notice of the Internet Availability of the proxy materials, provides instructions about how to obtain a paper copy of the proxy materials. If you did not receive the notice, you will receive a paper copy of the proxy materials by mail.

What is “householding”?

SEC rules allow us to send a single copy of the proxy materials or the Notice of Internet Availability of Proxy Materials to multiple stockholders sharing the same address and last name, or who we reasonably believe are members of the same family in a manner provided by such rules. This practice is referred to as “householding” and we use this process to achieve savings of paper and mailing costs.

How can I find voting results of our Annual Meeting?

We will announce preliminary voting results at our Annual Meeting and we will publicly disclose the results on a Form 8-K within four business days of our Annual Meeting, as required by SEC rules.

Proposal No. 1 – Election of Directors

At our Annual Meeting, eight directors are to be elected to hold office until the 2021 annual meeting and until their successors have been elected and qualified. All nominees are current Systemax Board members who were elected by stockholders at the 2019 annual meeting.
There are no family relationships among any of our directors or executive officers or nominees for director or executive officer, except that Messrs. Richard, Bruce and Robert Leeds are brothers. Except as disclosed herein, there were no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director.
The accompanying proxy will be voted FOR the election of the Board’s nominees unless contrary instructions are given. If any Board nominee is unable to serve, which is not anticipated, the persons named as proxies intend to vote, unless the Board reduces the number of nominees, for such other person or persons as the Board may designate.
When voting by proxy with respect to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes for specific nominees.

Richard Leeds
Executive Chairman

Director Since: 1995	Age: 60
Richard Leeds joined Systemax in 1982 and served as our Chairman and CEO from April 1995 until becoming our Executive Chairman in March 2016. He also served as President of our Industrial Products Group until 2011. Mr. Leeds was selected to serve as Executive Chairman of our Board due to his experience and depth of knowledge of Systemax and the direct marketing, computer and industrial products industries, his role in developing and managing our business strategies and operations, as well as his exceptional business judgment and leadership qualities.

Bruce Leeds
Vice Chairman

Director Since: 1995	Age: 64
Bruce Leeds joined Systemax in 1977 and has served as our Vice Chairman since April 1995. He also served as President of our International Operations until 2005. Mr. Leeds was selected to serve as a director on our Board due to his experience and depth of knowledge of Systemax and the direct marketing, computer and industrial products industries, his role in developing and managing our business strategies and operations, his experience in international business as well as his exceptional business judgment.

Robert Leeds
Vice Chairman

Director Since: 1995	Age: 64
Robert Leeds joined Systemax in 1977 and has served as our Vice Chairman since April 1995. He also served as President of our Domestic Operations until 2005 and as Chief Executive of the North American Technology Products Group from 2013 to 2015. Mr. Leeds has served as a director since April 1995. Mr. Leeds was selected to serve as a director on our Board because of his experience and depth of knowledge of Systemax and the direct marketing, computer and industrial products industries, his role in developing and managing our business strategies and operations, his significant computer and technology industry experience as well as his exceptional business judgment.

Barry Litwin
Chef Executive Officer

Director Since: 2017	Age: 53
Mr. Litwin was appointed Chief Executive Officer of Systemax in January 2019. Prior to joining Systemax, he was the Chief Executive Officer of Adorama, Inc., a leading multi-channel retailer of professional camera, audio, and video equipment. Previous executive roles included overseeing e-commerce and marketing for Sears Holdings, Inc, Office Depot, and Newark Electronics, Inc, in addition to serving as an advisor to several early stage digital and technology companies. Mr. Litwin graduated from Indiana University with a BS degree, and an MBA in Operations from Loyola University, Quinlan School of Business in 1992. Mr. Litwin was selected to serve as a director on our Board due to his e-commerce and direct marketing expertise.

Robert D. Rosenthal
Independent Director

Director Since: 1995	Age: 71
Robert D. Rosenthal has been the lead independent director since October 2006. Mr. Rosenthal is Chairman and Chief Executive Officer of First Long Island Investors LLC, which he co-founded in 1983. Mr. Rosenthal is the Chairman and CEO of a wealth management company that invests in numerous public companies and is also an attorney and member of the bar of the State of New York. Mr. Rosenthal was selected to serve as a director on our Board due to his financial, investment and legal experience and acumen.

Chad M. Lindbloom
Independent Director

Director Since: 2017	Age: 55
Mr. Lindbloom was employed by C.H. Robinson Worldwide, Inc. – one of the world’s largest third-party logistics providers – from June 1990 through March 2018 in various roles, including Chief Information Officer, Chief Financial Officer and Controller. Mr. Lindbloom holds BS and MBA degrees from the Carlson School of Management at the University of Minnesota. Mr. Lindbloom was selected to serve as a director on our Board due to his supply chain and logistics expertise.

Paul S. Pearlman
Independent Director

Director Since: 2019	Age: 66
Since March 2020, Mr. Pearlman has been a partner in Zeughauser Group, LLC, a nationally prominent law firm management consulting firm.  From August 2000 through December 2019, Mr. Pearlman was the Managing Partner of Kramer Levin Naftalis & Frankel LLP, a New York City headquartered international law firm, and Mr. Pearlman will continue to serve as Counsel, Managing Partner Emeritus in the firm until June 2020.  Prior thereto, he was a partner in the firm practicing in the areas of private equity and corporate restructuring. Mr. Pearlman is a 1978 cum laude graduate of St. John’s University School of Law and a 1975 graduate of George Washington University.  Mr. Pearlman was selected to serve as a director on our Board due to his business and legal experience and acumen as well as his management and leadership skills as the head of a prominent international  law firm.

Lawrence Reinhold
Director

Director Since: 2009	Age: 60
Lawrence Reinhold joined Systemax as its Chief Financial Officer in January 2007 and served as President and CEO from March 2016 through January 2019. In January 2019, Mr. Reinhold entered into a two year consulting agreement with Systemax. Mr. Reinhold was previously the CFO of several publicly traded technology companies and a Partner with PricewaterhouseCoopers. Mr. Reinhold is a Certified Public Accountant. Mr. Reinhold was selected to serve as a director on our Board due to his contributions while working at Systemax and his extensive experience and expertise in business, strategy, finance, accounting, SEC reporting, public company management, mergers and acquisitions and financial systems.

The Board Recommends That You Vote for the Election
of All the Director Nominees (Proposal No. 1)

Corporate Governance

Board of Directors
Our Board currently consists of eight members, three of whom are independent under the rules of the SEC and New York Stock Exchange, or NYSE. Our Board is led by Executive Chairman Mr. Richard Leeds and Vice Chairmen Messrs. Bruce Leeds and Robert Leeds. Our independent directors have designated Mr. Rosenthal to be the Lead Independent Director.
Our Board held eighteen meetings in fiscal 2019. All of the directors attended at least 75% of the meetings of the Board and the respective committees of the Board on which they were members.
At last year’s annual meeting of stockholders held on June 3, 2019, two directors attended the meeting. We do not have a policy with regards to directors’ attendance at our annual meeting of stockholders.

Board Leadership Structure
We believe that the current mix of employee directors and non-employee independent directors that make up our Board, along with the independent oversight of our Lead Independent Director, benefits Systemax and our stockholders.
Although the Board does not have an express policy on whether or not the roles of CEO and Executive Chairman of the Board should be separate and if they are to be separate, whether the Executive Chairman of the Board should be selected from the non-management directors or be an employee, the Board believes that it should have the flexibility to make a determination from time to time in a manner that is in the best interests of Systemax and our stockholders at the time of such determination.
Our Board as well as our Board Committees conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Systemax and our stockholders.
Our Board believes that the most effective Board leadership structure for Systemax at the present time is for the roles of CEO and Executive Chairman of the Board to be separate. Further, the Board believes that our Executive Chairman and two Vice Chairmen should also have management roles, so that our Executive Chairman and Vice Chairmen remain in closer touch with the operations of our business and so that, together with our CEO, they can focus their attention on different aspects of the strategic and operating challenges and opportunities ahead for the Industrial Products Group.
The Board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors have regular executive sessions. Following an executive session of independent directors, the Lead Independent Director acts as a liaison between the independent directors and the Executive Chairman regarding any specific feedback or issues, provides the Executive Chairman with input regarding agenda items for Board and Committee meetings, and coordinates with the Executive Chairman regarding information to be provided to the independent directors in performing their duties.
Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Director Independence
In connection with its annual review of director independence, the Board has determined that each of Messrs. Rosenthal, Lindbloom and Pearlman has no material relationship with Systemax (directly or as a partner, stockholder, or officer of an organization that has a relationship with Systemax) and meets the standards for independence required by the NYSE and SEC rules. The Board has not adopted any other categorical standards of materiality for independence purposes.
The Board made this determination based on
✓ the absence of any of the express disqualifying criteria relating to director independence set forth in Section 303A of the Corporate Governance Rules of the NYSE, and

✓	the criteria for independence required of audit committee directors by Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and

✓
information provided by the directors to Systemax, which did not indicate any relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable, or familial) which would impair the independence of any of the non-management directors.

In making its determination, the Board took into consideration that certain Systemax directors and executive officers have each invested funds with or through a private investment firm, of which Mr. Rosenthal is Chairman and CEO (and which firm receives fees in respect of such investments), and may continue to do so in the future. The Board (in each case with Mr. Rosenthal and the investing directors being recused) determined that such relationship was not material to Mr. Rosenthal and does not affect his independence.
As a “controlled company,” Systemax is exempt from the NYSE requirement that listed companies have a majority of independent directors. A “controlled company” is defined by the NYSE as a company of which more than 50% of the voting power for the election of directors is held by an individual, group or other company. Systemax is a “controlled company” in that more than 50% of the voting stock for the election of directors of Systemax, in the aggregate, is owned by certain members of the Leeds family (including Messrs. Richard, Bruce and Robert Leeds, each of whom is an officer and director of Systemax) and certain Leeds’ family trusts and other entities controlled by them (collectively, the “Leeds Group”). The members of the Leeds Group have entered into a Stockholders Agreement with respect to certain shares they each own. See Transactions with Related Persons / page 28 of this proxy statement.

Lead Independent Director
The independent directors have designated Mr. Rosenthal to serve as our Lead Independent Director.
In addition to presiding at executive sessions of non-management directors, the Lead Independent Director has the responsibility to coordinate the activities of the independent directors, and to perform the following functions:

➢
advise the Executive Chairman of the Board as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of Systemax’s operations;

➢	provide the Executive Chairman with input as to the preparation of agendas for the Board and committee meetings;

➢
advise the Executive Chairman as to the quality, quantity, and timeliness of the flow of information from our management that is necessary for the independent directors to effectively and responsibly perform their duties, and although our management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material;

➢	recommend to the Executive Chairman the retention of consultants who report directly to the Board;

➢
assist the Board and our officers in assuring compliance with and implementation of the corporate governance policies; and be principally responsible for recommending revisions to the corporate governance policies;

➢
coordinate and develop the agenda for, and moderate executive sessions of, the independent directors of the Board, and act as principal liaison between the independent directors and the Executive Chairman on sensitive issues; and

➢	recommend to the Executive Chairman the membership of the various Board committees.

Meetings of Non-Management Directors
The NYSE requires the “non-management directors” or independent directors of a NYSE-listed company meet at regularly scheduled executive sessions without management and to disclose in their annual proxy statements:

➢	the name of the non-management director who is chosen to preside at all regularly-scheduled executive sessions of the non-management members of the board of directors, and

➢
a method for all interested parties to communicate directly with the presiding director or with the non-management directors as a group (this method is described below under “Communicating with the Board”).

The Board’s non-management or independent directors meet separately in executive sessions, chaired by the Lead Independent Director (currently Mr. Rosenthal), at least quarterly.

Communicating with the Board
Stockholders and other interested parties may communicate with the Board, any committee of the Board, any individual director (including the Lead Independent Director) or the independent directors as a group, by directing communication to:

investinfo@systemax.com

Office of the Corporate Secretary Systemax Inc. 11 Harbor Park Drive Port Washington, NY 11050
Communications from stockholders will be distributed to the entire Board unless addressed to a particular committee, director or group of directors. The Corporate Secretary will not distribute communications that are unrelated to the duties of the Board, such as spam, junk mail, mass mailings, business solicitations and advertisements.

Committees of the Board
The Board has a standing Audit Committee, Nominating/Corporate Governance Committee, and Compensation Committee. In addition, the Board has an Executive Committee empowered to act for the Board in certain circumstances, but the Executive Committee did not exercise its power in 2019. See Executive Committee / page 15 of this proxy statement.

Committee Composition

		Audit Committee	Nominating/Corporate Governance Committee	Compensation Committee
Robert D. Rosenthal	I
Chad M. Lindbloom	I
Paul S. Pearlman	I
	I = Independent Director		= Chairman	= Member

On January 7, 2019, when Mr. Litwin was appointed as the Chief Executive Officer of Systemax, he resigned his membership on each of the three Board committees but remains a member of the Board. On such date, Mr. Lindbloom was appointed the Chairman of the Compensation Committee and Mr. Pearlman became an independent member of the Board and was appointed as a member of each of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee.

Audit Committee

Number of Meetings Held in Fiscal 2019: Fourteen
The Audit Committee is appointed by the Board to assist the Board with oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independence and qualifications of our external auditors; and

•	the performance of our internal audit function and external auditors.
It is the Audit Committee’s responsibility to retain or terminate our independent registered public accountants, who audit our financial statements, and to prepare the Audit Committee report that the SEC requires to be included in our annual proxy statement. See Report of the Audit Committee / page 24 of this proxy statement.
As part of its activities, the Audit Committee meets with our auditors at least annually to review the scope and results of the annual audit and quarterly to discuss the review of the quarterly financial results.
In addition, the Audit Committee receives and considers the independent registered public accountants’ comments and recommendations as to internal controls, accounting staff, management performance and auditing procedures.

The Audit Committee is also responsible for establishing procedures for:

➢	the receipt, retention and treatment of complaints received by Systemax regarding accounting, internal accounting controls and auditing matters, and

➢	the confidential, anonymous submission by employees of Systemax of concerns regarding questionable accounting or auditing matters.
In addition, the Audit Committee is responsible for reviewing, and discussing with management and reporting to the Board regularly, our risk assessment and risk management processes, although it is senior management’s responsibility to assess and manage our exposure to risk under the oversight of the Board.
In addition, the Audit Committee works together with the Compensation Committee to ensure that our compensation policies address and promote our risk management goals and objectives. The Audit Committee also discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures.
The Board has determined that Messrs. Rosenthal, Lindbloom and Pearlman are “audit committee financial experts” as defined under SEC regulations.
Systemax does not have a standing policy on the maximum number of audit committees of other publicly owned companies on which the members of the Audit Committee may serve. However, if a member of the Audit Committee simultaneously serves on the audit committee of more than two other publicly-owned companies, the Board must determine whether such simultaneous service would impair the ability of such member to effectively serve on the Audit Committee. Any such determination will be disclosed in our annual proxy statement. Currently no member of the Audit Committee serves on the audit committee of more than two other publicly-owned companies.

Nominating/Corporate Governance Committee

Number of Meetings Held in Fiscal 2019: Eight
The Nominating/Corporate Governance Committee’s responsibilities include, among other things:

➢	identifying individuals qualified to become Board members and recommending to the Board nominees to stand for election at any meeting of stockholders,

➢	identifying and recommending nominees to fill any vacancy, however created, in the Board, and

➢
developing and recommending to the Board a code of business conduct and ethics and a set of corporate governance principles (including director qualification standards, responsibilities and compensation) and periodically reviewing the code and principles.

In nominating candidates to become Board members, the Nominating/Corporate Governance Committee takes into consideration such factors as it deems appropriate, including the experience, skill, integrity and background of the candidates. The Nominating/Corporate Governance Committee may consider candidates proposed by management or stockholders but is not required to do so. The Nominating/Corporate Governance Committee does not have any formal policy with regard to the consideration of any director candidates recommended by stockholders or any minimum qualifications or specific procedure for identifying and evaluating nominees for director as the Board does not believe that such a formalistic approach is necessary or appropriate at this time. In addition, the Nominating/Corporate Governance Committee and the Board may engage an independent search firm to assist in identifying qualified board candidates.
The Nominating/Corporate Governance Committee, in seeking qualified Board members, does not have a policy regarding utilizing diversity, however defined, in its selection process. The Nominating/Corporate Governance Committee looks for individuals who have very high integrity, significant business experience and a deep genuine interest in Systemax. We believe that each of the director nominees bring these qualifications to our Board. Moreover, they provide our Board with a diverse complement of specific business skills, experience and perspectives.

Compensation Committee

Number of Meetings Held in Fiscal 2019: Ten
The Compensation Committee’s responsibility is to review and approve corporate goals relevant to the compensation of the CEO and, after an evaluation of the CEO’s performance in light of such goals, to set the compensation of the CEO.
The Compensation Committee also approves:

➢	the annual compensation of the other executive officers of Systemax,

➢	the annual compensation of certain subsidiary managers, and

➢	all individual stock-based incentive grants.
The Compensation Committee is also responsible for reviewing and making periodic recommendations to the Board with respect to the general compensation, benefits and perquisite policies and practices of Systemax including our incentive-based and equity-based compensation plans. The Compensation Committee also prepares an annual report on executive compensation for inclusion in our annual proxy statement. See Compensation Committee Report / page 47 of this proxy statement. The Compensation Committee also reviews and approves the performance and compensation of our Executive Chairman and Vice Chairmen.
In addition, it is the Compensation Committee’s responsibility to consider, and work together with the Audit Committee to ensure our compensation policies address and promote our risk management goals and objectives.

Executive Committee

Number of Meetings Held in Fiscal 2019: None
Among other duties as may be assigned by the Board from time to time, the Executive Committee is:

➢	authorized to oversee our operations,

➢	supervise our executive officers,

➢	review and make recommendations to the Board regarding our strategic direction, and

➢	review and make recommendations to the Board regarding possible acquisitions or other significant business transactions.
The Executive Committee is also authorized to manage the affairs of Systemax between meetings of the Board; the Executive Committee has all of the powers of the Board not inconsistent with any provisions of the Delaware General Corporation Law, our Certificate of Incorporation or By-Laws or other resolutions adopted by the Board, but the Executive Committee did not exercise its power in 2019. The current members of the Executive Committee are Messrs. Richard Leeds, Bruce Leeds, Robert Leeds and Robert D. Rosenthal.

Risk Oversight

Board’s Role in Risk Oversight

Our Board as a whole is responsible for overseeing our risk management process. The Board focuses on our general risk management strategy, the most significant risks facing Systemax, and seeks to ensure that appropriate risk mitigation strategies are implemented by management.
Risk management is a recurring Board quarterly agenda item, and is considered part of business and operations planning.
The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and at least quarterly receives information relating to material risk from management and from our Legal & Risk Management and Internal Audit Departments.

Delegation to Board Committees

The Board has delegated to each of its Committees oversight of certain aspects of our risk management process.
Among its duties, the Audit Committee reviews with management (a) processes with respect to risk assessment and management of risks that may be material to Systemax, (b) our system of disclosure controls and system of internal controls over financial reporting, and (c) our compliance with legal and regulatory requirements.
The Compensation Committee is responsible for considering and working together with the Audit Committee regarding the compensation policies for all our employees in the context of how such policies affect and promote our risk management goals and objectives.
The Nominating/Corporate Governance Committee is responsible for working with the Audit and Compensation Committees to develop and recommend to the Board a set of risk management policies and procedures, including our compensation policies for all our employees as they relate to risk management, and to review these policies and procedures annually. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Day-to-Day Risk Management

Our senior management is responsible for day-to-day risk management.
Our Internal Audit Department serves as the primary monitoring and testing function for company-wide policies and procedures and manages the day-to-day oversight of the risk management strategy for the ongoing business of Systemax. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Internal Auditor reports directly to our Audit Committee quarterly, and works closely with our CEO on matters that may impact our exposure to risk.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing Systemax and that our Board leadership structure supports this approach.

Proposal No. 2 – Non-Binding Advisory Vote on Executive Compensation

The guiding principles of our compensation policies and decisions include aligning each executive’s compensation with our business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to our financial results and to other performance factors that measure our progress against the goals of our strategic and operating plans.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation design and practices are effective in implementing our guiding principles.

We are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our Named Executive Officers pursuant to Section 14A of the 1934 Act.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the principles, policies and practices described in this proxy statement.

Accordingly, the following resolution is submitted for stockholder vote at the 2020 Annual Meeting:

“RESOLVED, that the stockholders of Systemax Inc. approve, on an advisory basis, the compensation of its Named Executive Officers as disclosed in the Proxy Statement for the 2020 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in such Proxy Statement and other related tables and disclosures.”

The affirmative vote of a majority of the votes cast for this proposal is required to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in this proxy statement.

As this is an advisory vote, the result will not be binding on the Company, the Board or the Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement.

The Board recommends that you vote for the approval, on an advisory basis, of the compensation of our Named Executive Officers, as disclosed in this proxy statement (Proposal No. 2)

Proposal No. 3 – Approval of the Adoption of the Systemax Inc. 2020 Omnibus Long-Term Incentive Plan

Our Board has adopted the Systemax Inc. 2020 Omnibus Long-Term Incentive Plan (the “Plan” or the “2020 Omnibus Plan”), subject to approval by our stockholders.

Systemax previously sponsored the 2010 Long-Term Stock Incentive Plan (the “2010 Plan”). The 2010 Plan will expire on April 23, 2020.  As a result, no further awards are available for grant under the 2010 Plan and the 2010 Plan cannot be used for future awards.  Therefore, it is necessary for Systemax to adopt the 2020 Omnibus Plan to replace the 2010 Plan in order to continue furthering the goals enabled by the 2010 Plan.

The following is a summary of the principal provisions of the 2020 Omnibus Plan.  This description of the 2020 Omnibus Plan is qualified in its entirety by reference to the full text of the 2020 Omnibus Plan, which is set forth in the attached Annex A.

Purposes

The purposes of the 2020 Omnibus Plan are to promote the interests of Systemax and our stockholders by (i) attracting and retaining exceptional directors, including non-employee directors, executive personnel and other key employees, including consultants and advisors to Systemax and its affiliates; (ii) motivating such directors, executive personnel, employees, consultants and advisors by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such directors, executive personnel, employees, consultants and advisors to participate in the long-term growth and financial success of Systemax.

Types of Awards to be Granted

The 2020 Omnibus Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock-based awards.  Any of the foregoing is referred to as an “Award.”
Eligibility and Conditions of Grant

Any director of Systemax, employee of Systemax or of any affiliate and any individual providing consulting or advisory services to Systemax or an affiliate, shall be eligible to receive an award under the 2020 Omnibus Plan.  The committee that administers the Plan shall determine, in its sole discretion, the terms and conditions of any award.
No award shall be granted under the 2020 Omnibus Plan after the tenth anniversary of the adoption of the Plan by the Board, except that “restoration options” may be granted after that date.  Restoration options are options issued to optionees who surrender then-owned shares in exercise of an option.  Such options are issued with an exercise price equal to the fair market value at the date of grant and a term equal to the remaining term of the then-exercised options and for no more than the number of shares delivered in exercise of such options.
Shares Available Under the Plan

Subject to adjustment in the case of certain corporate changes, awards may be granted under the Plan with respect to an aggregate of 7,500,000 shares of Systemax’s common stock.
During a calendar year, awards may be granted to any individual with respect to a maximum of 1,500,000 shares (or $10,000,000 in the case of cash performance awards).
Administration

The Compensation Committee (the “Committee”) administers the Plan and determines, in its sole discretion, the terms and conditions of any Award, unless the Board elects to administer the Plan itself. The Committee or the Board may delegate to one or more officers or managers of Systemax the authority to designate the individuals who will receive Awards under the Plan provided that the Committee shall itself grant all Awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of Section 16 of the 1934 Act.

The Committee determines the persons who will receive Awards, the type of Awards granted, and the number of shares subject to each Award. The Committee also determines the prices, expiration dates, vesting schedules, forfeiture provisions and other material features of Awards. The Committee has the authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it deems necessary or appropriate. All decisions and determinations of the Committee are final, binding and conclusive on all parties.
Adjustments
In the event of certain corporate actions affecting Systemax’s stock, including, for example, a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation or spin-off, the Committee shall adjust the number of shares of common stock available for grant under the Plan and shall adjust any outstanding Awards (including the number of shares subject to the Awards and the exercise price of stock options) in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or those Awards.
Amendment and Termination of the Plan

The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement.  Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform to the local rules and regulations in any jurisdiction outside the United States.
The Committee may amend any Award, including an amendment that reduces the exercise price, except that consent of the Award recipient is necessary if the amendment would impair the recipient’s rights under the Award.
Summary of Awards Available Under the Plan

Non-Qualified Stock Options. The exercise price per share of each non-qualified option (“NQO”) granted under the Plan is determined by the Committee on the grant date and will not be less than the fair market value of a share of stock on the grant date.  Each NQO is exercisable for a term, not to exceed ten years, established by the Committee on the grant date.  The exercise price must be paid in cash or, subject to the approval of the Committee, in shares of stock valued at their fair market value on the date of exercise or by such other method as the Committee may from time to time prescribe.
The Plan contains provisions applicable to the exercise of NQOs subsequent to a grantee’s termination of employment for “cause,” other than for cause, or due to “disability” (as each such term is defined in the Plan) or death.  These provisions apply unless the Committee establishes alternative provisions with respect to an Award.  In general, these provisions provide that NQOs that are not exercisable at the time of such termination shall expire upon the termination of employment and NQOs that are exercisable at the time of such termination shall remain exercisable until the earlier of the expiration of their original term and (i) in the event of a grantee’s termination other than for cause, the expiration of three months after such termination of employment and (ii) in the event of a grantee’s disability or death, the first anniversary of such termination.  In the event Systemax terminates the grantee’s employment for cause, all NQOs held by the grantee, whether or not then exercisable, terminate immediately as of the commencement of business on the date of termination of employment.
Stock options generally are not transferable other than by will or the laws of descent and distribution, except that the Committee may permit transfers to the grantee’s family members or trusts for the benefit of family members.
Incentive Stock Options.  Generally, incentive stock options (“ISOs”) are options that may provide certain federal income tax benefits to a grantee not available with NQOs.  An ISO has the same Plan provisions as an NQO (including with respect to various termination events as described above, except that:

•	In order to receive the tax benefits, a grantee must hold the shares acquired upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date.

•
The aggregate fair market value of shares of stock (determined on the ISO grant date) with respect to which ISOs are exercisable for the first time by a grantee during any calendar year (whether issued under the Plan or any other plan of Systemax or its subsidiaries) may not exceed $100,000.

•
In the case of an ISO granted to any individual who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Systemax, the exercise price per share must be at least 110% of the fair market value of a share of stock at the time the ISO is granted, and the ISO cannot be exercisable more than five years from the grant date.

•
An option cannot be treated as an ISO if it is exercised more than three months following the grantee’s termination of employment for any reason other than death or disability, or more than one year after the grantee’s termination of employment for disability, unless the grantee died during such three-month or one-year period.  ISOs are not transferable other than by will or by the laws of descent and distribution.

Stock Appreciation Rights. A stock appreciation right (“SAR”) entitles the grantee to receive upon exercise, for each share subject to the SAR, an amount equal to the excess of (i) the fair market value of a share of common stock on the date of exercise over (ii) the fair market value of a share of common stock on the date of grant.  Each SAR shall be exercisable for a term, not to exceed ten years, established by the Committee on the grant date.  A SAR may be settled in cash or shares of common stock (valued at their fair market value on the date of exercise of the SAR), in the Committee’s discretion.
Restricted Stock.  Prior to the vesting of any restricted shares, the shares are not transferable by the grantee and are forfeitable.  Vesting of the shares may be based on continued employment with Systemax and/or upon the achievement of specific performance goals, as the Committee determines on the grant date.  The Committee may, at the time that shares of restricted stock are granted, impose additional conditions to the vesting and delivery of the shares.  Unless the Committee provides otherwise, unvested shares of restricted stock are automatically and immediately forfeited upon a grantee’s termination of employment for any reason.
Restricted Stock Units.  A restricted stock unit entitles the grantee to receive a share of stock, or in the sole discretion of the Committee, the value of a share of common stock, on the date that the restricted stock unit vests subject to any deferred distribution requirements. Payment shall be in cash, other securities or other property, as determined in the sole discretion of the Committee.  Unless the Committee provides otherwise, unvested restricted stock units are forfeited upon a grantee’s termination of employment for any reason.
Performance Awards.  Performance awards entitle the grantee to either cash or shares of common stock, in the Committee’s sole discretion, upon the achievement of specified performance goals.
Performance Goals

The Plan provides that granting or vesting of restricted stock, restricted stock units and performance awards may be conditioned on the achievement of specified performance goals. The maximum amount with respect to which performance awards may be granted to an individual in a calendar year is $10,000,000 with respect to performance awards denominated in cash and 1,500,000 shares with respect to performance awards denominated in shares.
The performance goals may be based on one or more of:  share price, revenues, earnings (including but not limited to EBITDA), earnings per share, operating income, adjusted operating income, return on equity, expenses, and objective strategic business, operations and governance goals. Each such performance goal may (1) be expressed with respect to Systemax as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute and/or relative basis, (4) employ comparisons with past performance of Systemax (including one or more divisions) and/or (5) employ comparisons with the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding.
To the extent applicable, the measures used in performance goals set under the Plan shall be determined in a manner consistent with the methods used in Systemax’s Forms 10-K and 10-Q, except that adjustments will be made for certain items, including special, unusual or non-recurring items, acquisitions and dispositions and changes in accounting principles.

Summary of Federal Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to Awards under the Plan based on current federal income tax rules.
Non-Qualified Options.  The grant of an NQO will not result in taxable income to the grantee.  Except as described below, the grantee will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the stock acquired over the exercise price for those shares, and Systemax will be entitled to a corresponding tax deduction.  Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options.  The grant of an incentive stock option will not result in taxable income to the grantee.  The exercise of an incentive stock option will not result in taxable income to the grantee provided that the grantee was, without a break in service, an employee of Systemax or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the grantee is disabled, as that term is defined in the Internal Revenue Code of 1986, as amended (the “Code”).  The excess of the fair market value of the stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the grantee’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised.
If the grantee does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the grantee, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the grantee as capital gain and Systemax will not be entitled to a corresponding tax deduction.  A capital loss will be recognized to the extent that the amount realized is less than the exercise price.  If the foregoing holding period requirements are not met, the grantee will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and Systemax will be entitled to a corresponding tax deduction.  If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain.  If the amount realized is less than the exercise price, the grantee will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.  Systemax will be entitled to a tax deduction to the extent that the grantee recognizes ordinary income because of a disqualifying disposition.
Stock Appreciation Rights.  The grant of a SAR will not result in taxable income to the grantee.  Upon exercise of a SAR, the fair market value of stock received will be taxable to the grantee as ordinary income and Systemax will be entitled to a corresponding tax deduction.  Gains and losses realized by the grantee upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Restricted Stock.  The grant of restricted stock will not result in taxable income at the time of grant and Systemax will not be entitled to a corresponding tax deduction, assuming that the restrictions constitute a “substantial risk of forfeiture” for federal income tax purposes.  Upon the vesting of shares of restricted stock with concurrent delivery of shares, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and Systemax will be entitled to a corresponding tax deduction.  Upon the distribution of vested shares that were subject to delayed delivery restrictions, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and Systemax will be entitled to a corresponding tax deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.  Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the grantee and Systemax will be entitled to a corresponding tax deduction.  A grantee may elect pursuant to Section 83(b) of the Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date, and Systemax will be entitled to a corresponding tax deduction.
Restricted Stock Units.  The grant of a restricted stock unit will not result in taxable income at the time of grant and Systemax will not be entitled to a corresponding tax deduction.  Upon the vesting of shares underlying the restricted stock unit with concurrent delivery of shares, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and Systemax will be entitled to a corresponding tax deduction.  Upon the distribution of vested shares underlying the restricted stock unit that were subject to delayed delivery restrictions, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and Systemax will be entitled to a corresponding tax deduction. Gains or losses realized by the grantee upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting, when granted to the grantee.
Performance Awards. The grant of a performance award will not result in taxable income at the time of grant and Systemax will not be entitled to a corresponding tax deduction.  The grantee will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares and Systemax will then be entitled to a corresponding tax deduction.
Withholding of Taxes.  Systemax may withhold amounts from grantees to satisfy withholding tax requirements.  Subject to guidelines established by the Committee, grantees may have stock withheld from Awards or may tender stock to Systemax to satisfy tax withholding requirements.
Section 409A.  Section 409A of the Code imposes significant restrictions on deferred compensation and may impact on Awards under the Plan.  If the Section 409A restrictions are not followed, a grantee could be subject to accelerated liability for tax on the non-complying award, as well as a 20% penalty tax.  The Plan is intended to comply with the requirements of Section 409A.
Tax Advice.  The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan.  A grantee may also be subject to state and local taxes in connection with the grant of Awards under the Plan.  Grantees are encouraged to see their own legal, tax and accounting advice.
New Plan Benefits

Awards under the 2020 Omnibus Plan are discretionary. Consequently, it is not possible to determine who will receive benefits or the number of shares to be included in any future grants.

The Board recommends that you vote for the approval of the
Systemax Inc. 2020 Omnibus Long-Term Incentive Plan (Proposal No. 3)

Proposal No. 4 – Ratification of Ernst & Young LLP as our Independent Auditor

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of our independent auditor and approves the audit engagement letter with Ernst & Young LLP and its audit fees. The Audit Committee has appointed Ernst & Young LLP as our independent auditor for fiscal 2020 and believes that the continued retention of Ernst & Young LLP as our independent auditor is in the best interest of Systemax and our stockholders.
While not required by law, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2020 at the Annual Meeting as a matter of good corporate governance. If stockholders do not ratify this appointment, the Audit Committee will consider whether it is appropriate to appoint another audit firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different audit firm at any time during the fiscal year if it determines that such a change would be in the best interest of Systemax and our stockholders.
We expect representatives of Ernst & Young LLP to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

Fees Paid to our Independent Auditor

The following table sets forth the fees billed to us by Ernst & Young LLP for services in fiscal 2019 and 2018, all of which were pre-approved by the Audit Committee:

Fee Category	2019 ($)	2018 ($)
Audit fees (1)	1,196,000	1,257,000
Audit-related fees (2)	0	15,000
Tax fees (3)	0	0
All other fees (4)	2,000	2,000
Total	1,198,000	1,274,000

(1)
In accordance with the SEC’s definitions and rules, “audit fees” are fees that were billed to Systemax by Ernst & Young LLP for the audit of our annual financial statements, to be included in the Form 10-K, and review of financial statements included in the Form 10-Qs; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)
“Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including services in connection with assisting Systemax in our compliance with our obligations under Section 404 of the Sarbanes-Oxley Act and related regulations.

(3)	Ernst & Young LLP did not provide any professional services for tax compliance, planning or advice in 2019 or 2018.

(4)	Consists of fees billed for other professional services rendered to Systemax.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for approving every engagement of Systemax’s independent auditor to perform audit or non-audit services on behalf of Systemax or any of its subsidiaries before such auditors can be engaged to provide those services. The Audit Committee does not delegate its pre-approval authority. The Audit Committee is not permitted to engage the independent auditor to perform any non-audit services proscribed by law or regulation. The Audit Committee has reviewed the services provided to Systemax by Ernst & Young LLP and believes that the non-audit/review services it has provided are compatible with maintaining the auditor’s independence.
The Board recommends that you vote for the proposal to ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal year 2020
(Proposal No. 4)

Report of the Audit Committee

The Audit Committee of the Board operates under its Charter, which was originally adopted by the Board in 2000, is reviewed annually, and was most recently revised in March 2017. As set forth in its Charter, the Audit Committee’s job is one of oversight. Management is responsible for Systemax’s financial statements, internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with our policies and legal requirements. Our independent auditors are responsible for performing independent audits of our consolidated financial statements and the effectiveness of our internal controls in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuance of reports thereon; they also perform limited reviews of our unaudited quarterly financial statements.

The Audit Committee’s responsibility is to engage the independent registered public accountants, monitor and oversee these accounting, financial and audit processes and report its findings to the full Board. It also investigates matters related to our financial statements and controls as it deems appropriate. In the performance of these oversight functions, the members of the Audit Committee rely upon the information, opinions, reports and statements presented to them by Systemax management and by the independent registered public accountants, as well as by other experts that the Audit Committee hires.
The Audit Committee met with our independent auditors to review and discuss the overall scope and plans for the audit of our consolidated financial statements for the year ended December 31, 2019. The Audit Committee has considered and discussed with management and the independent auditors (both alone and with management present) the audited financial statements as well as the independent auditors’ evaluation of our internal controls and the overall quality of our financial reporting.
Management represented to the Audit Committee that our consolidated financial statements for fiscal 2019 were prepared in accordance with U.S. generally accepted accounting principles. In connection with these responsibilities, the Audit Committee met with management and Ernst & Young LLP to review and discuss the December 31, 2019 audited consolidated financial statements. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee also received written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with Ernst & Young LLP the firm’s independence.
Based on the review of the representations of management, the discussions with management and the independent registered public accountants and the review of the Report of Ernst & Young LLP, Independent Registered Public Accounting Firm, to the Committee, the Audit Committee recommended to the Board that the financial statements of Systemax for fiscal 2019 as audited by Ernst & Young LLP be included in Systemax’s Annual Report on Form 10-K filed with the SEC.
Submitted by the Audit Committee of the Board,
Chad M. Lindbloom (Chairman)
Robert D. Rosenthal
Paul S. Pearlman

Security Ownership Information

The following tables provides certain information regarding the beneficial ownership of Systemax common stock as of April 6, 2020 by:

•	our directors;

•	our executive officers named in the Summary Compensation Table / page 48 of this proxy statement;

•	all executive officers and directors as a group; and

•	each person known by us to own beneficially more than 5% of our outstanding common stock

A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power in 60 days. Investment power means the power to direct the sale or other disposition of the shares. Except as otherwise described in the notes below, information on the number of shares beneficially owned is as of April 6, 2020, and the listed beneficial owners have sole voting and investment power. A total of 37,470,110 shares of our common stock were outstanding as of April 6, 2020.
The address for each beneficial owner, unless otherwise noted is c/o Systemax Inc., 11 Harbor Park Drive, Port Washington, NY 11050.

Security Ownership of Management

Name of Beneficial Owner	Shares of Common Stock (a)	Restricted Stock Units vesting within 60 days (1)	Stock Options currently exercisable or becoming exercisable within 60 days (1)	Percent of Common Stock
Richard Leeds (2)	14,526,816	-	-	38%
Bruce Leeds (3)	13,686,090	-	-	36%
Robert Leeds (4)	13,013,992	-	-	34%
Barry Litwin	5,098	1,259		*
Robert D. Rosenthal	69,401	1,259	10,000	*
Chad M. Lindbloom	680	1,259	-	*
Paul S. Pearlman	-	849	-	*
Lawrence Reinhold	159,344 (5)	849	-	*
Thomas Clark	18,233	-	53,737	*
Robert Dooley	70,264	-	45,348	*
Eric Lerner	4,147	-	18,750	*
Manoj Shetty	2,922	-	51,063	*
All of our current directors and executive officers (16 persons)	25,181,435	5,475	196,496	67%

(a)	Amounts listed in this column may include shares held in partnerships or trusts that are counted in more than one individual’s total.

*	less than 1%

(1)
In computing the percentage of shares owned by each person and by the group, these restricted stock units and stock options, as applicable, were added to the total number of outstanding shares of common stock for the percentage calculation.

(2)
Includes 577,462 shares owned by Mr. Richard Leeds directly, 1,000,000 shares owned by the Richard Leeds 2020 GRAT, 1,000,000 shares owned by the Richard Leeds 2019 GRAT, and 1,263,265 shares owned by the Richard Leeds 2018 GRAT. Also, includes 1,838,583 shares owned by a limited partnership of which Mr. Richard Leeds is a general partner, 100 shares owned by the general partner of the aforementioned limited partnership, 235,850 shares owned by a limited partnership of which a limited liability company controlled by Mr. Richard Leeds is the general partner, 7,981,756 shares owned by trusts for the benefit of his brothers’ children for which Mr. Richard Leeds acts as co-trustee, 519,800 shares owned by a limited partnership in which Mr. Richard Leeds has an indirect pecuniary interest, and 10,000 shares owned by trusts for the benefits of other family members for which Mr. Richard Leeds acts as co-trustee.

(3)
Includes 1,007,661 shares owned by Mr. Bruce Leeds directly, 1,000,000 shares owned by the Bruce Leeds 2020 GRAT, 1,000,000 shares owned by the Bruce Leeds 2019 GRAT, and 581,633 shares owned by the Bruce Leeds 2018 GRAT. Also, includes 1,838,583 shares owned by a limited partnership of which Mr. Bruce Leeds is a general partner, 100 shares owned by the general partner of the aforementioned limited partnership, 7,728,313 shares owned by trusts for the benefit of his brothers’ children for which Mr. Bruce Leeds acts as co-trustee, 519,800 shares owned by a limited partnership in which Mr. Bruce Leeds has an indirect pecuniary interest, and 10,000 shares owned by trusts for the benefits of other family members for which Mr. Richard Leeds acts as co-trustee.

(4)
Includes 16,429 shares owned by Mr. Robert Leeds directly, 1,000,000 shares owned by the Robert Leeds 2020 GRAT, 1,500,000 shares owned by the Robert Leeds 2019 GRAT, and 741,817 shares owned by the Robert Leeds 2018 GRAT. Also, includes 1,838,583 shares owned by a limited partnership of which Mr. Robert Leeds is a general partner, 100 shares owned by the general partner of the aforementioned limited partnership, 7,397,263 shares owned by trusts for the benefit of his brothers’ children for which Mr. Robert Leeds acts as co-trustee and 519,800 shares owned by a limited partnership in which Mr. Robert Leeds has an indirect pecuniary interest.

(5)	Includes 1,000 shares held by Mr. Reinhold's spouse, of which Mr. Reinhold disclaims beneficial ownership.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Shares of Common Stock	Percent of Common Stock
Prescott General Partners LLC (1) 2200 Butts Road, Suite 320 Boca Raton, FL 33431	2,111,944	5.6%

(1)
Based on information supplied by Prescott General Partners LLC (“PGP”), Prescott Associates L.P. (“Prescott Associates”), Prescott Investors Profit Sharing Trust (“PIPS”) and Thomas W. Smith in a Schedule 13G/A filed with the SEC on February 14, 2020.

PGP, as the general partner of three private investment limited partnerships (including Prescott Associates) (collectively, the “Partnerships”), may be deemed to share the power to vote or to direct the vote and to dispose or to direct the disposition of 2,111,944 shares held by the Partnerships. Prescott Associates has the shared power to vote or to direct the vote and to dispose or to direct the disposition of 2,042,136 shares. PIPS has the sole power to vote or to direct the vote of and to dispose or to direct the disposition of 75,229 shares. Mr. Smith has the sole power to vote or to direct the vote of and to dispose or to direct the disposition of 495,359 shares held by Ridgeview Smith Investments LLC, a limited liability company established by Mr. Smith, the sole member of which is a revocable trust established by Mr. Smith for the benefit of his family. In his capacity as investment manager for certain managed accounts, Mr. Smith may be deemed to have the shared power to vote or to direct the vote of 58,000 shares and to dispose or to direct the disposition of 58,000 shares. Voting and investment authority over investment accounts established for the benefit of certain family members and friends of Mr. Smith is subject to each beneficiary’s right, if so provided, to terminate or otherwise direct the disposition of the investment account.

The 13G/A is Amendment No. 9 to the joint filing on Schedule 13G by Thomas W. Smith, Scott J. Vassalluzzo and Steven M. Fischer originally filed with the SEC on July 13, 2009, as amended by Amendment No. 1 filed with the SEC on February 16, 2010, Amendment No. 2 filed with the SEC on February 14, 2011, Amendment No. 3 filed by PGP, Thomas W. Smith and Scott J. Vassalluzzo with the SEC on January 5, 2012, Amendment No. 4 filed by PGP, Thomas W. Smith and Scott J. Vassalluzzo with the SEC on February 14, 2013, Amendment No. 5 filed by PGP, Prescott Associates, Thomas W. Smith and Scott J. Vassalluzzo with the SEC on February 14, 2014, Amendment No. 6 filed by PGP, Prescott Associates, Thomas W. Smith and Scott J. Vassalluzzo with the SEC on February 13, 2015, Amendment No. 7 filed by PGP, Prescott Associates, PIPS and Thomas W. Smith with the SEC on February 14, 2017 and Amendment No. 8 filed by PGP, Prescott Associates, PIPS and Thomas W. Smith (as amended, the “Schedule 13G”).

Section 16(a) Beneficial Ownership Reporting Compliance
Based solely upon a review of Forms 3, 4 and 5 furnished to us and written representations from our officers and directors, we believe that all of our officers and directors and all beneficial owners of 10% or more of any class of our registered equity securities timely filed all reports required under Section 16(a) of the Exchange Act during fiscal 2019, with the exception of a Form 4 filing for Mr. Lawrence Reinhold made on October 30, 2019.

Equity Compensation Plans

Information for our equity compensation plans in effect as of the end of fiscal 2019 is as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	764,784	$17.31	6,223,258
Equity compensation plans not approved by stockholders	-	-	-
Total	764,784	$17.31	6,223,258

(1)	The weighted-average exercise price does not take into account the shares issuable upon outstanding restricted stock units vesting, which have no exercise price.

Certain Relationships and Related Transactions

Related Person Transaction Policy
Our written corporate approval policy requires transactions with related persons, to be reviewed and approved or ratified by the following persons on an escalating basis:
✓ our General Counsel,
✓ our CFO,
✓ our CEO, and
✓ our Nominating/Corporate Governance Committee.
In this regard, all such transactions are first discussed with the CFO and are submitted to the General Counsel’s office, including for an initial determination of whether such further related person transaction review is required.
We utilize the definition of related persons under applicable SEC rules, defined as any executive officer, director or nominee for director of Systemax, any beneficial owner of more than 5% of the outstanding shares of our common stock, or any immediate family member of any such person.
In reviewing these transactions, we strive to assure that the terms of any agreement between Systemax and a related party is at arm’s length, fair and at least as beneficial to Systemax as could be obtained from third parties.
The Nominating/Corporate Governance Committee, in its discretion, may consult with third party appraisers, valuation advisors or brokers to make such determination.

Transactions With Related Persons
Lease. On December 14, 2016, Global Equipment Company Inc., a wholly owned indirect subsidiary of Systemax entered into an amended and restated lease (the “Lease”) for its Port Washington, NY headquarters (the “Headquarters”). Systemax has leased the Headquarters since 1988 from an entity owned by Messrs. Richard, Bruce and Robert Leeds, directors and officers of, and together with their respective affiliated entities majority stockholders of, Systemax (the “Landlord”). The Lease provides that it is intended to be a “triple net” lease with Global Equipment Company Inc. to pay, or reimburse Landlord for paying, all costs and operating expenses, including taxes, insurance and maintenance expenses, associated with the Lease and the Headquarters. The Lease was reviewed and approved in accordance with the corporate approval policy noted above for related party transactions. Lease payments totaled $976,201 for fiscal 2019.

Stockholders Agreement. Certain members of the Leeds family (including Messrs. Richard, Bruce and Robert Leeds) and family trusts of Messrs. Richard, Bruce and Robert Leeds entered into a stockholders agreement pursuant to which the parties agreed to vote in favor of the nominees for the Board designated by the holders of a majority of the shares held by such stockholders at the time of our initial public offering of the shares. In addition, the agreement prohibits the sale of the shares without the consent of the holders of a majority of the shares held by all parties to the agreement, subject to certain exceptions, including sales pursuant to an effective registration statement and sales made in accordance with Rule 144. The agreement also grants certain drag-along rights in the event of the sale of all or a portion of the shares held by holders of a majority of the shares. As of the end of fiscal 2019, the parties bound to the stockholders agreement beneficially owned 25,221,028 shares subject to such agreement (constituting approximately 66.8% of the shares outstanding).

Pursuant to the stockholders agreement, Systemax granted to the parties demand and incidental, or “piggy-back,” registration rights with respect to the shares. The demand registration rights generally provide that the holders of a majority of the shares may require, subject to certain restrictions regarding timing and number of shares that Systemax register under the Securities Act all or part of the shares held by such stockholders. Pursuant to the incidental registration rights, Systemax is required to notify such stockholders of any proposed registration of any shares under the Securities Act and if requested by any such stockholder to include in such registration any number of shares of shares held by it subject to certain restrictions. Systemax has agreed to pay all expenses and indemnify any selling stockholders against certain liabilities, including under the Securities Act, in connection with the registration of shares pursuant to such agreement.

Separation Agreement and Consulting Agreement. Under Mr. Reinhold's previously disclosed separation agreement on January 7, 2019, he became entitled to receive the following payments: (i) one year’s base salary and the average annual non-equity incentive compensation paid to Mr. Reinhold for fiscal years 2016 and 2017; and (ii) his auto allowance and reimbursement of up to 12 months COBRA medical benefits payments. In addition, pursuant to the separation agreement, all of his unvested restricted stock units accelerated and vested. On the separation date, Mr. Reinhold entered into a two year consulting agreement with Systemax, pursuant to which he consults regularly with our CEO and is a member of our Board of Directors; certain option awards previously granted to Mr. Reinhold were terminated, continue to vest or remain exercisable in accordance with their terms during the ongoing consultancy period. Mr. Reinhold remains a director and receives the standard cash and equity compensation paid to non-employee directors as described herein.

Executive Officers
There are no arrangements or understandings between any officer and any other person pursuant to which such person was selected as an officer.
Messrs. Richard Leeds, Bruce Leeds, Robert Leeds and Barry Litwin biographical information is on page 6 of this proxy statement.

Thomas Clark
Senior Vice President and Chief Financial Officer
Age: 38
Thomas Clark was appointed Vice President and CFO of Systemax in October 2016. Mr. Clark originally joined Systemax in 2007. Prior to being appointed Vice President and CFO, Mr. Clark, served in a number of senior financial positions at Systemax, most recently as Controller of the Industrial Products Group. Previously he held the positions of Director of Finance, and Manager of Financial Planning & Analysis at Systemax.

Robert Dooley
President, Industrial Products Group
Age: 66
Robert Dooley was appointed President of our Industrial Products Group in January 2012. Mr. Dooley originally joined Systemax in 1982 and served in numerous roles until March 2004, including Senior Vice President, Worldwide Computer Sales and Marketing. He also was a director of Systemax from June 1995 through March 2004.

Ritesh Chaturbedi
Senior Vice President and Chief Operations Officer
Age: 42
Ritesh Chaturbedi joined Systemax in April 2019 as Senior Vice President and Chief Operations Officer. Prior to joining Systemax, Mr. Chaturbedi worked in various senior leadership roles with broad responsibility for operations, procurement, customer service, technology and other key functions. He has led critical growth operations across multiple industry environments and his recent experience includes: Ditech Holding Corporation, Amazon.com, Sears and Fareportal.

Donna Fielding
Senior Vice President and Chief Human Resources Officer
Age: 49
Donna Fielding joined Systemax in 2018 as Senior Vice President and Chief Human Resources Officer. Prior to joining Systemax, Donna worked in various human resource leadership roles in Fortune 500 organizations, including ADP, Credit Suisse, Pfizer and JPMorgan Chase. Donna has broad experience in traditional human resources as well as cultural transformation, differentiated and specialized talent models, and integrated human capital solutions.

Eric Lerner
Senior Vice President and General Counsel
Age: 62
Eric Lerner was appointed Senior Vice President and General Counsel in May 2012. He was previously a senior corporate partner at Kramer Levin Naftalis & Frankel, a corporate partner, Co-Chair of the National Corporate Department and member of the Board of Directors of Katten Muchin Zavis Rosenman, and a corporate partner and Chair of the Corporate Department of Rosenman & Colin.

Manoj Shetty
Senior Vice President and Chief Information Officer
Age: 59
Manoj Shetty was appointed Senior Vice President and Chief Information Officer of Systemax in August 2014. Mr. Shetty originally joined Systemax in 2000 and has served in several Information Technology roles since that time. Prior to joining Systemax, Mr. Shetty was employed at Mercator (ultimately acquired by IBM) and in the manufacturing sector.

Klaus Werner
Senior Vice President and Chief Marketing Officer
Age: 52
Klaus Werner joined Systemax in February 2020 as Senior Vice President and Chief Marketing Officer. Prior to joining Systemax, Klaus worked in various senior executive roles in marketing, e-commerce, technology, data and enterprise analytics. During his career he has held leadership positions with HD Supply, Alex Lee, Rosetta, Lowe’s and Bellsouth.

Thomas Axmacher
Vice President and Controller
Age: 61
Thomas Axmacher was appointed Vice President and Controller of Systemax in October 2006. He was previously Chief Financial Officer of Curative Health Services, Inc., a publicly traded health care company, and Vice President and Controller of Tempo Instrument Group, an electronics manufacturer.

Compensation Discussion and Analysis

Executive Summary
In this section, we discuss the objectives of our compensation programs and policies, and the reasons why we pay each material element of our executives’ compensation. Following this discussion, you will find a series of tables containing more specific details about the compensation of our Named Executive Officers, (referred to as “NEOs”), listed below. The following discussion relates to the NEOs and their titles as of the end of 2019.

Our NEOs* in 2019 were as follows:

Name	Title
Richard Leeds	Executive Chairman
Bruce Leeds	Vice Chairman
Robert Leeds	Vice Chairman
Barry Litwin	Chief Executive Officer
Thomas Clark	Senior Vice President & Chief Financial Officer
Robert Dooley	President, Industrial Products Group
Eric Lerner	Senior Vice President and General Counsel
Manoj Shetty	Senior Vice President and Chief Information Officer
Lawrence Reinhold	Former President & Chief Executive Officer*

*We define our NEOs for 2019 as each person who served as chief executive officer or chief financial officer at any time during 2019, and the three other most highly compensated persons serving as executive officers at year end, and three additional executive officers. Mr. Reinhold's employment with Systemax ceased as of January 7, 2019, at which time Mr. Litwin became Chief Executive Officer of Systemax. Compensation information for Mr. Reinhold has been included, as he was the chief executive officer until January 7, 2019.

Central Objectives and Philosophy of Our Executive Compensation Programs
The Compensation Committee designs competitive compensation packages having the proper amount and mix of short term, annual and long-term incentive programs to serve several important objectives:

•	attracting and retaining individuals of superior ability and managerial talent;

•	rewarding outstanding individual and team contributions to the achievement of our short and long-term financial and business objectives;

•	promoting integrity and good corporate governance;

•	motivating our executive officers to manage for sustained growth and financial performance, and enhanced stockholder value, for the long-term benefit of our stockholders, customers and employees; and

•	mitigating risk and reducing risk taking behavior that might negatively affect financial results, without diminishing the incentive nature of the compensation (as described below).

Risk Management
We believe our programs encourage and reward prudent business judgment and appropriate risk-taking over the long-term. We believe the following factors are effective in mitigating risk relating to our compensation programs including the risk that an executive will take action that is detrimental to our long-term interests in order to increase the executive’s short-term performance-based compensation:

•
Management Processes. Our Board is responsible for overseeing, and together with our Audit Committee, monitors the risk management processes associated with our operations, and together with our Audit Committee focuses on the most significant risks facing Systemax, and seeks to ensure that appropriate general and specific risk mitigation considerations are implemented by management and considered in our business and operations planning. Our Compensation Committee is responsible for considering risk mitigation issues and for including strategies to mitigate risk in our compensation programs.

•
Regular Oversight. Risk management is regularly overseen by the Board and Audit Committee on a quarterly basis, covering particular risk management matters in connection with general oversight and approval of corporate matters, and through discussions relating to material risks affecting Systemax presented by management and by our Legal, Risk Management/Insurance and Internal Audit departments. The Compensation Committee members also receive these presentations and take risk mitigation into account in designing our compensation programs.

•	Multiple Performance Factors. We use multiple performance factors that encourage executives to focus on the overall health of the business rather than a single financial measure.

•	Award Cap. Our NEO Non-Equity Incentive Plans (“NEO Plans”) cap the maximum award payable to any individual.

•	Clawback Provision. Our NEO Plans provide Systemax the ability to recapture cash awards from our executive officers:

◦
to the extent a NEO Plan payment resulted from reported financial results that upon restatement of such results (other than as a result of changes in accounting principles) would not have generated the payment or would have generated a lower payment; or

◦	if misconduct by the executive officer contributed to Systemax having to restate all or a portion of our financial statements; or

◦	if the Board determines that the executive engaged in serious ethical misconduct.

•
Long-Term Equity Compensation. From time to time our executives and a limited number of key business unit leaders and managers have received stock options and/or restricted stock units in varying amounts, in the discretion of the Compensation Committee. However, all awards are subject to years long vesting periods, deferred distribution in the case of 2020 restricted stock unit awards and since 2019 may include performance criteria in the vesting formula. We believe the long-term vesting period for stock options and restricted stock unit grants causes our executives to focus on long-term achievements and on building stockholder value. In 2020 we made significant changes to our equity compensation philosophy and practices, as discussed below. We anticipate continuing to make greater use of equity awards as an important component of our compensation programs in the future.

Elements of Our Executive Compensation Programs
To promote the objectives described above, our executive compensation programs consist of the following principal elements:

•	Base salary;

•	Non-Equity Incentive Compensation;

•	Special Bonus (in special circumstances);

•	Equity–Based Incentives; and

•	Benefits, Perquisites and Other Compensation.
The Compensation Committee does not maintain formal policies or any specific allocation percentage or formula for allocating compensation among current and long-term compensation, or among cash and non-cash compensation elements, in relation to each other. The Compensation Committee from time to time adjusts different elements of compensation based upon its evaluation of our key business objectives and related compensation goals set forth above. We do not have a formal policy regarding internal pay equity. In addition, we provide our stockholders, pursuant to SEC regulation, with a non-binding “say on pay” advisory vote on our executive compensation every three years; the “say on pay” vote is this year and addressed elsewhere in this proxy statement. While the Compensation Committee considers the results of the stockholder “say on pay” vote, the voting results are only one among many factors considered by the Compensation Committee in evaluating our compensation principles. design and practices.

Base Salary. Historically, base salary levels were primarily subjectively determined based on individual and Systemax performance as well as an objective assessment of the average prevailing salary levels for comparable companies in our geographic regions (based on industry, revenues, number of employees, and similar factors), derived from widely available published reports. Such reports do not identify the component companies. Beginning for 2020, the Compensation Committee, assisted by the Compensation Committee’s compensation consultant, has adopted a more objective salary determination process primarily based on benchmarking our executive’s salaries against the salary levels of similar executives via an extensive library of compensation surveys as well as against comparable companies, principally based on industry, revenues, and number of employees. This peer set was further supplemented by companies in our geographic regions as well as other public company competitors that may not have otherwise been included. See discussion below of "Compensation Consultant” and “Peer Companies”.

Non-Equity Incentive Compensation. Incentive cash compensation of our NEOs under the 2017, 2018 and 2019 NEO Plans (which operate under our stockholder approved 2010 Long-Term Incentive Plan (“2010 LTIP”), described below) is based primarily upon an evaluation of Systemax performance as it relates to three general business areas:

•
Operational and Financial Performance, such as net sales, operating income, consolidated net income, earnings before interest and taxes (“EBIT”), gross margin, operating margin, earnings per share, working capital, return on invested capital, stockholder equity and peer group comparisons);

•
Strategic Accomplishments, such as growth in the business (top line sales and margins), implementation of systems enhancements, new processes and technology improvements, efficiency and productivity initiatives in our distribution center network, marketing and advertising initiatives, customer satisfaction and service enhancements, cost management, turnaround or divestment of unprofitable business units, and growth in the value of our assets, including through strategic acquisition transactions; and

•
Corporate Governance and Oversight, encompassing legal and regulatory compliance and adherence to Systemax policies including the timely filing of periodic reports with the SEC, compliance with the Sarbanes-Oxley Act, maintaining robust internal controls, OSHA compliance, environmental, employment and safety laws and regulations compliance and enforcement of our corporate ethics policy.

The non-financial Strategic Accomplishments and Corporate Governance and Oversight goals are subjectively approved by the Compensation Committee annually, based on Systemax’s changing needs from time to time, and are intended to encourage cross functional efforts by our management team to support projects that benefit Systemax. Detailed discussion of these goals can be found below in the discussion of the 2019 NEO Plan.

Our performance goals may be expressed i) with respect to Systemax as a whole or with respect to one or more divisions or business units, ii) on a pre-tax or after-tax basis, and iii) on an absolute and/or relative basis. The performance goals may i) employ comparisons with past performance of Systemax (including one or more divisions) and/or ii) employ comparisons with the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding.
To the extent applicable, the measures used in performance goals set under the 2010 LTIP (and in the 2020 Omnibus LTIP being submitted for stockholder approval pursuant to this proxy statement) are determined in a manner consistent with the methods used in our Forms 10-K and 10-Q, except that adjustments will be made for certain items, including special, unusual or non-recurring items, acquisitions and dispositions and changes in accounting principles.

Pursuant to SEC rules, and except for disclosure of our actual performance relative to any actually achieved 2019 and future financial targets, Systemax is not disclosing the specific performance targets and actual performance measures for the financial goals used in our NEO Plans because they represent confidential financial information that Systemax does not disclose to the public, and Systemax believes that disclosure of this information would cause us competitive harm. In addition, we do not disclose the specific subjective non-financial goals, since they may directly relate to strategic initiatives, plans and tactics being undertaken by our business and may indicate where we intend to devote our resources. We believe that our competitors having detailed knowledge of where we are devoting our strategic resources and management emphasis could give our competitors an advantage and be harmful to our competitive position.

Financial targets are set such that only exceptional performance will result in payouts above the target incentive and poor performance will result in diminished or no incentive payment. We set the financial target performance goals at a level for which there is a reasonably challenged chance of achievement based upon the range of assumptions used to build our annual budget and forecasted performance. We did not perform specific analysis on the probability of the achievement of the financial target performance goals, given that the market is difficult to predict. Rather, we relied upon our experience in setting the goals guided by our objective of setting a reasonably attainable and motivationally meaningful goal. We set the non-financial goals (which are subjectively established by the Compensation Committee (and subjectively measured by the Compensation Committee in four incremental levels of achievement, as discussed below) to reflect a reasonable degree of difficulty to achieve substantial performance.

Special Bonuses. From time to time, the Compensation Committee may make special awards to our executives, in order to reward special achievement in the year that was not covered by the NEO Plan for that year. These awards may take the form of cash bonuses or equity awards and are granted pursuant to the 2010 LTIP. No such awards were made in 2019.

Equity-Based Incentives. Equity based compensation provides an incentive for executives to manage Systemax with a view to achieving results which would increase our stock price over the long-term and, therefore, the return to our stockholders. Historically equity grants included only time based vesting conditions, but in 2019 and 2020 certain executives and other members of management received equity grants that included both time based and performance based vesting conditions.

Outstanding equity-based incentives consist of:

•
non-qualified stock options granted at 100% of the stock’s fair market value on the grant date (based on the NYSE closing price of our common stock on that date), subject to repricing as occurred in 2019; and

•
restricted stock units granted subject to vesting conditions including both time and / or performance criteria (and beginning in 2020 subject to deferred delivery of vested restricted stock unit awards) constitute the long-term incentive portion of our executive compensation package

The Compensation Committee is cognizant of the timing of the grant of stock based compensation in relation to the publication of Systemax earnings releases and other public announcements.

Benefits, Perquisites and Other Compensation. Systemax provides various employee benefit programs to our employees, including NEOs such as:

•	medical, dental, life and disability insurance benefits;

•	our 401(k) plan, which includes Systemax contributions;

•	automobile allowances and related reimbursements to all NEOs and certain other Systemax managers which are not provided to all employees; and

•	severance payments, and/or change of control payments pursuant to negotiated employment agreements they have with Systemax (described below).

Systemax does not provide any pension benefits or deferred compensation under any defined contribution or other plan on a basis that is not tax-qualified.

Tax Deductibility Considerations. Section 162(m) of the Internal Revenue Code (the “Code”) limits to $1,000,000 the U.S. federal income tax deductibility of compensation paid in one year to a company's executive officers.  While the Code limits the deductibility of compensation paid to our named executive officers, our Compensation Committee will-consistent with its past practice-continue to retain flexibility to design compensation programs that are in the best long-term interests of Systemax and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Role of the Compensation Committee and CEO in Compensation Decisions
The Compensation Committee’s role and responsibility covers several distinct aspects of setting compensation:

•	review and approve the compensation of the Executive Chairman, Vice Chairmen and CEO.

•
approve, upon the recommendation of the CEO (following consultation with the Executive Chairman and Vice Chairmen), (a) the annual total compensation of the other executive officers of Systemax, including non-equity incentive and bonus compensation, (b) the annual compensation of certain subsidiary managers, and (c) all individual equity incentive grants.

•
and together with the CEO, review and make periodic recommendations to the Board with respect to our general compensation, benefits and perquisite policies and practices, including our stock-incentive based compensation plan.

Engagement of Compensation Consultant

The Compensation Committee is empowered to retain third party compensation consultants to provide assistance with respect to compensation strategies, market practices, market research data and our compensation goals. The Compensation Committee did not retain any such consultant in 2017 or 2018. In March 2019, in coordination with and at the recommendation of Systemax’s Chief Human Resources Officer, and with the approval of the Board, the Compensation Committee directly retained a compensation consultant (EA Compensation Resources d/b/a Compensation Resources, the “Compensation Consultant") to advise on and provide data as it relates to corporate executive and senior management compensation for 2020, and the Board consulted with the Compensation Consultant regarding compensation for non-employee directors. Through a separate engagement approved by the Board, the Chief Human Resources Officer and other members of executive management further utilizing a different team within EA Compensation Resources, directly engaged the Compensation Consultant to advise on compensation strategy for a broader employee population as well as to review and advise upon the structure of our sales commission and compensation plans.

In consultation with the Compensation Consultant, the Compensation Committee and management focused on:

•	determining the market competitiveness and structure of Systemax’s executive salaries, as well as of other salaried positions;

•	evaluating the appropriate mix of fixed and variable cash compensation;

•	evaluating the mix of equity and non-equity compensation;

•
developing a long-term equity incentive plan design and implementation strategy to align with the key strategies of Systemax to attract, retain, and reward management for performance as well as to further align management with our stockholders; and

•	creating a stronger link between incentive compensation and performance, for both equity and non-equity incentive compensation.

In performing its work, the Compensation Committee made use of surveys and analyses prepared by the Compensation Consultant to benchmark Systemax’s compensation arrangements against those of peer group companies based on revenue, industry segment and geographic location (“core peers”). An additional set of peers were identified from a "controlled company" and comparable talent pool perspective ("non-core peers"), in order to gain best practice information from companies against whom we compete for talent. We did not use the non-core peers as salary benchmark data. The Compensation Committee further analyzed compensation based on our position descriptions and not historical compensation levels.

The peer group companies were as follows:

Peer Group Companies	Revenue
1-800-Flowers.com, Inc.	$1,248,623,000
Amazon.com Inc.	$280,522,000,000
Bluelinx Holdings Inc.*	$2,637,268,000
DXP Enterprises, Inc.*	$1,300,000,000
Foundation Building Materials Inc.	$2,200,000,000
GMS Inc.*	$3,116,032,000
H&E Equipment Services Inc.*	$1,300,000,000
HD Supply Holdings Inc.	$6,146,000,000
Henry Schein Inc.	$9,985,803,000
Honeywell International Inc.	$36,709,000,000
Huttig Building Products Inc.*	$812,000,000
Kaman Corp.*	$761,608,000
Lifetime Brands Inc.	$734,900,000
Lowe's Companies Inc.	$72,148,000,000
MSC Industrial Direct Co Inc.	$3,363,800,000
Office Depot, Inc.	$10,600,000,000
Pool Corp.*	$3,199,517,000
Siteone Landscape Supply Inc.*	$2,360,000,000
The Hain Celestial Group Inc.	$2,302,468,000
The TJX Companies, Inc.	$41,700,000,000
Tyson Foods, Inc.	$42,405,000,000
W.W. Grainger Inc.	$11,500,000,000
Walmart Inc.	$524,000,000,000
Watsco, Inc.	$4,770,362,000
* core peers

The decisions made by the Compensation Committee following its work in respect of our NEOs are described below under 2020 NEO Plan.

2010 Long-Term Incentive Plan

Basic Features and Types of Awards

In 2010, the Board of Directors and our stockholders approved the 2010 LTIP in order to promote the interests of Systemax and our stockholders by (i) attracting and retaining exceptional executive personnel and other key employees, including consultants and advisors, to Systemax and our affiliates; (ii) motivating such employees, consultants and advisors by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such employees, consultants and advisors to participate in our long-term growth and financial success.

The 2010 LTIP sets the basic parameters of our compensation policies and approach to executive compensation, and the annual NEO Plans adopted by the Compensation Committee under the 2010 LTIP implement that approach by linking compensation to achievement of Systemax’s goals as the needs of our business change over time. We believe having consistent compensation policies that permit our compensation programs to adjust to address constantly evolving market conditions allows us to readily address the business challenges we face and motivate our employees to overcome them.

As explained below, certain basic features of the 2017, 2018 and 2019 NEO Plans historically are the same from year to year; however, in 2017 we implemented a compensation program that measured quarterly achievement and provided for quarterly non-equity incentive compensation Awards for certain NEOs. While Systemax believed this quarterly program had a beneficial effect in motivating our employees to achieve our and their goals, beginning in 2020 we have replaced the quarterly feature with an annual measurement approach to better align our NEOs with Systemax’s annual and multi-year initiatives and longer term interests.

The 2010 LTIP provides for the granting of various equity or cash based awards (“Award”), subject to certain limits including a maximum of 1,500,000 shares (or $10,000,000 in the case of cash performance awards) per individual per year. An aggregate of 7,500,000 shares of common stock are authorized for stock based Awards, of which as of April 6, 2020 Awards covering 902,379 shares are outstanding and 5,676,016 shares remain available for future issuance.

These awards may be:

•	incentive stock options;

•	non-qualified stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	cash performance awards (which may take the form of non-equity incentive compensation under the NEO Plans or may be in the form of special cash “bonuses”); or

•	other stock-based awards.

In the Summary Compensation Table, cash awards granted as NEO non-equity incentive compensation under the NEO Plan for that year are reported as such in that column, and special cash bonuses awarded other than pursuant to the parameters of the NEO Plan are reported as such in the “Bonus” column.

Administration

The Compensation Committee has the authority to administer, interpret and construe any provision of the 2010 LTIP Plan (and the annual NEO Plans adopted under it) and to adopt such rules and regulations for administering the 2010 LTIP Plan and the NEO Plans as it deems necessary or appropriate. All decisions and determinations of the Compensation Committee are final, binding and conclusive on all parties.

Further, the Compensation Committee has sole discretion over the terms and conditions of any Award, including:

•	the persons who will receive Awards;

•	the type of Awards granted;

•	the number of shares subject to each Award;

•	exercise price of and Award;

•	expiration dates;

•	vesting schedules;

•	distribution and delivery schedules;

•	forfeiture provisions;

•	conditions on the achievement of specified performance goals for the granting or vesting of options, restricted stock, restricted stock units or cash Awards; and

•	other material features of Awards.

The Compensation Committee or the Board may delegate to our officers or managers the authority to designate Award recipients, but the Compensation Committee must grant all Awards to those individuals reasonably considered to be subject to the insider trading provisions of federal securities law, including our officers and directors.

Individual Achievement and Systemax Performance

In determining the compensation of a particular executive, the Compensation Committee takes into account the ways in which our executives most directly impact our business and seeks to correlate their compensation objectives to the ways they can be effectively motivated, and their contribution objectively measured. Accordingly, the NEO Plans adopted under the 2010 LTIP give varied weights and consideration to the executive’s specific corporate responsibilities, in some cases aside from specific Company metrics and achievements, as they relate to our business and goals, and therefore the performance metrics, and the amount and mix of compensation elements, may vary from year to year.

For instance, as discussed below, in 2018 Mr. Reinhold’s non-equity incentive compensation was 100% tied to achievement of the consolidated goals and results of Systemax, while a portion of Mr. Clark’s non-equity incentive compensation is tied to specific personal objectives. Also, prior to 2017 Mr. Dooley had a portion of his non-equity incentive compensation tied to the achievement of certain financial and non-financial consolidated results of Systemax, and a larger portion tied to the achievement of certain financial and non-financial goals of the Industrial Products Group, but beginning in fiscal 2017 Mr. Dooley’s entire non-equity incentive compensation is tied to such achievements of the Industrial Products Group.

Through 2017, the non-equity incentive compensation of Messrs. Richard, Bruce and Robert Leeds under the applicable NEO Plan has been 100% tied to achievement of consolidated goals of Systemax, but each of Richard Leeds, Bruce Leeds and Robert Leeds voluntarily waived a portion ($1,389,800, $1,162,900, and $1,162,900, respectively) of their earned non-equity incentive compensation for 2017. Beginning in 2018 Messrs. Richard, Bruce and Robert Leeds no longer participated in the NEO Plan and are no longer eligible for incentive compensation. In addition, Messrs. Richard, Bruce and Robert Leeds have never received, since our initial public offering, stock options or other stock-based incentives as part of their compensation.

Common Elements of the 2017, 2018 and 2019 NEO Plans

Certain features of the 2017, 2018 and 2019 NEO Plans, such as performance categories, annual caps and partial achievement adjustment mechanisms, are the same under each Plan, and are discussed here for ease of reference.

As explained below, in determining non-equity incentive compensation the financial goals are accorded a more significant weighting factor than the non-financial goals, reflecting the Compensation Committee’s belief that the financial goals are the most critical to enhancing stockholder value, maintaining long-term growth, and remaining competitive, and furthermore provide the funding for implementing the strategic accomplishments and corporate governance goals. Achievement and over-achievement of the financial goals results in incremental increases to the available incentive compensation pool in which the participating executives share.

Certain new features and modifications to existing features of our NEO Plans were introduced for the 2020 year, such as using annual rather than quarterly achievement measurement periods, expansion of the number of recipients of equity incentive grants, changes to the relative weighting of Company and personal goals, tiered (by position) allocation of non-equity and equity incentive compensation components, tiered (by position), standard equity award grant levels and award ranges, minimum and maximum levels of non-equity award payouts, deferred delivery of vested restricted stock units and benchmarking. These features will be described in more detail below under 2020 NEO Plan / page 44 of this proxy statement. The discussion that follows relates to our 2017, 2018 and 2019 NEO Plans.

Systemax Consolidated Financial Goals for 2017, 2018 and 2019.

•
Adjusted Operating Income Performance. The Compensation Committee believes this is the most important individual component and aligns the interests of our executives with those of our stockholders, in addition to building long-term value. Adjusted Operating Income is defined as operating income adjusted for unusual or nonrecurring items as determined by our Compensation Committee.

•
Sales Performance. The Compensation Committee believes sales performance is key to Systemax achieving the scale necessary to remain competitive with larger companies. Sales are defined as sales revenue net of returns on a constant currency basis. Sales are further adjusted for the impact of any acquisition or disposition which is completed during the plan year.

Systemax Consolidated Non-Financial Goals for 2017, 2018 and 2019.

•
Strategic Accomplishments. Strategic goals are established surrounding accomplishments within our Industrial Products Group, European Technology Products Group, and the Corporate and Other Segment. In 2019, following the divestitures of our European Technology Group, Systemax combined its Industrial Products Group Segment and its Corporate and Other Segment. For more information, see 2019 NEO Plan 2019--2019 Performance against Objectives / page 42 of this proxy statement.

•
Corporate Governance Goals. These goals relate to continuing improvements in our internal control processes, ethics compliance procedures and safety protocols that the Compensation Committee believes will generally benefit stockholders, as evidenced by the absence of material weaknesses in internal controls and financial reporting, prompt investigation and disposition of any ethical or governance issues that may arise, and the absence of any serious OSHA matters. For more information, see 2019 NEO Plan 2019--2019 Performance against Objectives / page 42 of this proxy statement.

Business Unit or Individual Financial and Non-Financial Goal for 2017, 2018 and 2019. Business Unit and Individual Goals were set in each period for Messrs. Clark, Dooley, Lerner and Shetty. These objectives are comprised of a variety of measurable strategic, financial and operational targets and initiatives including sales growth and margin improvement, cost management, process improvement, corporate development, and others as deemed appropriate by the CEO in consultation with the Compensation Committee. In each case, the selected objectives are considered relevant to the scope of each executive’s functional areas of operation and are designed to incentivize management to accomplish the businesses’ strategic plan. Starting in 2017 these goals were administered on both a quarterly and full year basis, and beginning in 2020 will be administered on an annual basis, as described below.

Targets, Caps and Adjustment Mechanisms. Achievement of each of the target financial goals generates a variable non-equity incentive payment target (base case); reduced amounts are payable on a pro rata basis for each financial goal component and on a partial basis on the non-financial goal components. The 2017, 2018 and 2019 NEO Plans impose a cap on the total non-equity incentive compensation that could be payable to each executive based upon the relative weights of each component.

Systemax Consolidated Sales Target Financial Component for 2017 and 2018.

•	Sales target amount is payable starting at achievement of in excess of 80% of the sales target financial goal component amount.

•	Sales target amount is capped at 140% of the sales target financial goal component amount.

•	Each 1% variance in actual achievement below the 100% level will generate a 5% negative variance in the target non-equity incentive amount.

•	Each 1% variance in actual achievement above the 100% level generates a 5% positive variance in the target non-equity incentive amount.

•
No non-equity incentive compensation is payable in respect of the sales target if achievement is 80% or less of the sales target while increased payments (up to 300% of the target non-equity incentive compensation amount for this financial component) are payable on a pro rata basis for over achievement of the sales target component.

Systemax Consolidated Adjusted Operating Income Financial Component for 2017 and 2018.

•	The adjusted operating income goal is payable at a level of 100% if the target is achieved.

•	Each $1,500,000 variance in actual achievement ($1,000,000 in 2017) below the 100% level will generate a 5% negative variance in the target non-equity incentive compensation amount.

•
Each $1,500,000 variance in actual achievement ($1,000,000 in 2017) above the 100% level will generate a 5% positive variance in the target non-equity incentive compensation amount up to 300% of the target non-equity incentive compensation amount for this financial component.

Systemax Consolidated Non-Financial Goals. The non-financial goals are measured based on whether or not the goal is either accomplished or not accomplished during the fiscal year. Accomplishment can be measured at 0%, 25%, 50%, 75%, or 100% levels (as subjectively determined by the Compensation Committee) with target non-equity incentive compensation paid out accordingly.

Business Unit or Individual Goals. Generally, the accomplishment can be measured at 0%, 25%, 50%, 75%, or 100% levels (as subjectively determined by the CEO and approved by the Compensation Committee) with target non-equity incentive compensation paid out accordingly. Adjusted Operating Income Performance of each business unit above or below plan, would result in either higher potential or lower potential target non-equity incentive levels.

Compensation Committee Discretion. The Compensation Committee has the discretion to adjust financial targets based on such events as acquisitions or other one-time charges or gains, or other unforeseen circumstances that can skew normal operating results; exercises of such discretion are noted below. Targets and non-equity incentive compensation are also subject to adjustment to prevent unreasonable results in the strict application of these formulas. Executives must generally be employed with Systemax at the time the incentive compensation is paid out to receive the payment, though the Compensation Committee has discretion to waive this requirement. The Compensation Committee exercised its discretion in 2019 as described below.

2019 NEO Plan

In 2019, pursuant to the 2010 LTIP, our Compensation Committee, with input from our CEO, established our 2019 NEO Non-Equity Incentive Plan (“2019 Plan”). The 2019 Plan pertains specifically to the payment of non-equity incentive compensation to NEOs for 2019. Performance metrics, caps, and measurement criteria were modified in 2019. The modifications are as follows for 2019:

Systemax Consolidated Sales Target Financial Component.

•	Sales target amount is payable starting at achievement of in excess of 80% of the sales target financial goal component amount.

•	Sales target amount is capped at 102% of the sales target financial goal component amount.

•	Each 1% variance in actual achievement below the 100% level will generate a 5% negative variance in the target non-equity incentive amount.

•	Each 1% variance in actual achievement above the 100% level generates a 5% positive variance in the target non-equity incentive amount.

•
No non-equity incentive compensation is payable in respect of the sales target if achievement is 80% or less of the sales target while increased payments (up to 110% of the target non-equity incentive compensation amount for this financial component) are payable on a pro rata basis for over achievement of the sales target component.

Systemax Consolidated Adjusted Operating Income Financial Component.

•	The adjusted operating income goal is payable at a level of 100% if the target is achieved.

•	Each $1,500,000 variance in actual achievement below the 100% level will generate a 5% negative variance in the target non-equity incentive compensation amount.

•
Each $1,500,000 variance in actual achievement will generate a 5% positive variance in the target non-equity incentive compensation amount up to 115% of the target non-equity incentive compensation amount for this financial component.

Systemax Consolidated Non-Financial Goals. The non-financial goals are measured based on whether or not the goal is either accomplished or not accomplished during the fiscal year. Accomplishment can be measured at 0%, 25%, 50%, 75%, or 100% levels (as subjectively determined by the Compensation Committee) with target non-equity incentive compensation paid out accordingly.

Business Unit or Individual Goals. Business Unit and Individual goals are subject to a double trigger mechanism in order to be earned. For each quarterly period, or annual measurement, the performance of Adjusted Operating Income will fund the available bonus eligible to be earned based upon the accomplishment of each objective. Each 5% variance below goal will generate a 10% negative variance in the target non-equity incentive compensation amount and each 5% variance above goal will generate a 5% positive variance in the target non-equity incentive compensation amount., Generally, the Business Unit Goals can be measured between 0 and 100% accomplishment, while individual goal accomplishment can be measured at 0%, 50%, 85%, or 100%, with target non-equity incentive compensation paid out accordingly.

Under the 2019 Plan, the Compensation Committee set the following non-equity incentive target amounts, non-equity incentive compensation cap percentages and relative percentages weights for each plan component for each of our NEOs in 2019 who are participating in our incentive compensation plans.

As noted above, Messrs Richard, Robert and Bruce Leeds no longer participate in incentive compensation. In addition, as Mr. Reinhold left Systemax as the Chief Executive Officer in January 2019, he did not participate in the 2019 NEO Plan.

Name	Target ($)	Cap (%)	Net Sales (%)	Adjusted Operating Income (%)	Strategic Objectives (%)	Corporate Governance (%)	Business Unit / Individual Objectives (%)
Barry Litwin	1,113,750	111	20	60	16	4	0
Thomas Clark	225,000	150	0	0	0	0	100
Robert Dooley	615,000	150	0	0	0	0	100
Eric Lerner	300,900	150	0	0	0	0	100
Manoj Shetty	241,535	150	0	0	0	0	100

2019 Performance against Objectives.

The following table sets out the achievement level (presented as a percentage of target) for each plan component as well as the relative payout ratio earned based on the mechanics of each plan component. The aggregate payouts, expressed in dollars, appear in the Summary Compensation Table / page 48 of this proxy statement.

Name	Net Sales (%)		Adjusted Operating Income (%)		Strategic Objectives (%)		Corporate Governance (%)		Business Unit/ Individual Objectives (%)		Weighted Average Eligible Non-Equity Incentive Compensation (%)
	Actual	Payout Ratio	Actual	Payout Ratio	Actual	Payout Ratio	Actual	Payout Ratio	Actual	Payout Ratio
Barry Litwin	93	65	90	80	99	99	100	100	N/A	N/A	81
Thomas Clark	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	98	76	76
Robert Dooley	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	87	69	69
Eric Lerner	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	98	76	76
Manoj Shetty	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	98	76	76
Lawrence Reinhold	Not Applicable due to Separation Agreement entered into in October 2018

In determining the compensation of our CEO for fiscal 2019 and approving the compensation of our other NEOs, the Compensation Committee considered that management had performed well in addressing a challenging international trade and tariffs environment. The Compensation Committee further considered that management had executed well in onboarding and integrating new senior executive management team leaders, opening a new distribution center in Texas, implementing our ACE (Accelerate the Customer experience) strategy, including new sales, customer service and marketing initiatives and in implementing our Operational Excellence program in our distribution centers, including new vendor and inventory programs, freight and shipping process enhancements and distribution center efficiency and productivity initiatives. It was the view of the Compensation Committee that management had executed these initiatives and had positioned Systemax for further growth while managing risk in a difficult environment. Based on Systemax and individual performance, the Compensation Committee believes that compensation levels for fiscal 2019 were consistent with the philosophy and objectives of our compensation programs.

Systemax Consolidated Net Sales target for 2019 was set based upon Systemax’s continuing operations. The payout ratio based upon 93% achievement to plan was 65%.

Systemax Consolidated Adjusted Operating Income target for 2019 was set based upon Systemax’s continuing operations In addition, the Compensation Committee exercised its discretion to eliminate the net impact of expenses incurred in 2019 associated with the separation agreement entered into with Mr. Reinhold as well as the elimination of certain income associated with the favorable resolution of contingent liabilities. The payout ratio based upon underachievement to plan was 80%.

Systemax Consolidated Strategic Objectives were assigned to our Chief Executive Officer covering four objectives of equal weighting and were based upon accomplishment of key operations and strategic initiatives including the expansion of our Distribution Network into Texas, implementation of our ACE strategy, mergers and acquisitions plan and executing a key transition plan for our new Chief Executive Officer. The Compensation Committee subjectively determined that three of these strategic objectives were fully accomplished in 2019 while the fourth objective was achieved at a 96% level. Based upon each relative weight, the payout ratio was 99%.

Systemax Consolidated Corporate Governance goals relate to continuing improvements in our internal control processes, ethics compliance procedures, and safety protocols that the Compensation Committee believes will generally benefit stockholders as evidenced by the absence of material weaknesses in internal controls and financial reporting, prompt investigation and disposition of any ethical or governance issues that may arise, and the absence of any serious OSHA Matters. The Compensation Committed determined that the Corporate Governance objectives in 2019 were achieved 100%.

Business Unit and individual objectives for Mr. Clark, Mr. Dooley, Mr. Lerner and Mr. Shetty related to either discrete quarters or the full year. Our CEO subjectively determined and the Compensation Committee agreed that Mr. Clark, Mr. Dooley, Mr. Lerner and Mr. Shetty achieved 98%, 87%, 98% and 98% on a weighted average basis of their objectives, respectively. Mr. Clark’s objectives primarily were associated with Cost Control, technology and process enhancements, staff development, and working capital / free cash flow management. Mr. Dooley's objectives primarily were associated with the financial performance of the Industrial Products Group including Net Sales, Gross Margin, and Operating Income Performance. In addition, Mr. Dooley was assigned objectives associated with sales force productivity enhancements, product management enhancements, and technological enhancements to the primary e-commerce sites within the Industrial Products Group. Mr. Lerner’s objectives were primarily associated with Compliance, Risk Management, Safety, and successfully navigating the regulatory environment including areas such as California’s Prop 65, as well as tariff and anti-dumping duty mitigation. Mr. Shetty's objectives were primarily associated with technological enhancements to the primary e-commerce sites within the Industrial Products Group and cyber-security enhancements. Shared amongst each of these participants were Strategic Business Unit Objectives which comprised 20% of each of their target bonus. The Strategic Business Unit objectives included key targets comprising Financial Operations, Customer Experience, Operational Excellence, Talent Management and Development, and implementation of our ACE strategy. Based upon the performance of Adjusted Operating Income, 78% of target non-equity incentive compensation was available to be earned. As such, Mr. Clark, Mr. Dooley, Mr. Lerner, and Mr. Shetty earned 76%, 69%, 76% and 76% of their original target bonus respectively.

The 2019 threshold, target and maximum non-equity incentive amounts for each of our Named Executive Officers are found in the Grants of Plan-Based Awards table / page 50 of this proxy statement.

2020 NEO Plan

In March 2020, pursuant to the 2010 LTIP, our Compensation Committee, with input from our CEO and in consultation with the Compensation Consultant, established our 2020 NEO Incentive Plan (“2020 Plan”). The 2020 Plan pertains specifically to the payment of non-equity incentive compensation to NEOs for 2020 and provides for equity compensation as well. Certain new features and modifications to features of our prior 2017, 2018 and 2019 NEO Plans were introduced for the 2020 year, such as using annual rather than quarterly achievement measurement periods for all participants, expansion of the number of recipients of equity incentive grants, changes to the relative weighting of Company and personal goals, tiered (by position) allocation of non-equity and equity incentive compensation components, tiered (by position) standard equity award grant levels and award ranges, minimum and maximum levels of non-equity award payouts, deferred delivery of vested restricted stock unit, and peer benchmarking. In addition, performance metrics, caps, and measurement criteria were also modified for 2020.

Our CEO does not participate in the NEO Plan on the same basis as our other executives. See a description of Mr. Litwin’s employment and compensation arrangements at page 53 of this proxy statement.

2020 Plan Key Features

In adopting the 2020 Pan, the Compensation Committee changed the relative weightings of Company and personal goals; previously such goals were weighted in varying degrees for different NEOs and other employees. In 2020, for our NEOs (other than our CEO) we have assigned weights of 70% to achieving Company objectives and 30% to achieving personal goals in order to earn incentive compensation awards, to better align our employees’ interests with Systemax’ s objectives. As described below, the Compensation Committee has assigned measurable personal objectives and business unit goals for each NEO, aligning them in supporting Systemax’s core business strategies and 2020 Operating Plan. Other executives, business unit leaders and key contributors have varying tiered weighting levels taking into account their positions and total compensation arrangements.

In addition, our senior executives, including our NEOs, have a greater percentage of their total compensation “at risk” in the form of variable compensation (non-equity and equity incentive compensation) than do our other employees.

The Compensation Committee determined that increased use of equity compensation and regular, defined annual equity grants would be in the best interests of Systemax and would enhance stockholder value by aligning the long-term interests of a larger group of senior executives, business unit leaders and key managers with Systemax’s goals and objectives.

The new or modified features adopted by the Compensation Committee under the 2020 Plan are as follows

•
Measurement Period: we will be measuring financial, strategic, operational and other objectives on an annual rather than quarterly basis, so that our employees will place greater focus on the long-term, cross-functional initiatives we have undertaken as part of our Accelerate the Customer Experience (ACE) and Operational Excellence Strategies.

•
Expanded pool of equity recipients: we have increased the number of recipients of equity incentive grants to better align a larger group of senior executives, business unit leaders and key managers with Systemax’s goals and objectives. The Compensation Committee also believes that providing equity awards to key employees will assist Systemax in recruiting and retaining high quality members of management.

•
Annual awards of target non-equity incentive compensation: we will make annual awards of non-equity compensation within ranges tiered by position. For NEOs (other than the CEO), the non-equity incentive compensation award is targeted to range from 50% to 60% of annual base salary.

•
Annual awards of target equity incentive compensation: we will make annual awards of equity compensation within ranges tiered by position. For NEOs (other than the CEO), equity awards generally can range from 0 to 75% of target non-equity compensation (or more in exceptional circumstances). Awards will be denominated as 50% stock options and 50% performance restricted stock units (number of shares based on relative fair market value including applying Black Scholes formula for options valuation).

•	Payout Limits: minimum and maximum levels of non-equity award payouts continue to be features of the 2020 Plan, as modified; see discussion below.

•
Vesting of equity incentive compensation tied to performance: Other than the CEO, we have provided that restricted stock unit awards will vest annually in amounts tied to achievement of financial targets for that year (for 2020 awards, annual adjusted operating income growth plus 10 percentage points). Recipients will have up to four years to earn the full grant based upon annual performance for each year.

•
Deferred delivery of vested restricted stock units: we have deferred delivery of any tranches of vested restricted stock unit awards until the earlier of the grant’s expiration date or 45 days following termination of employment.

•
Benchmarking: in order to set our compensation arrangements in line with market conditions and best practices and to continue to attract and retain quality employees, we have benchmarked our compensation practices against carefully chosen peer companies.

•
Alignment of all NEO’s, including the CEO of performance against Systemax’s Balanced Scorecard including the five key components of 1) Financial Performance, 2) Customer Experience, 3) Operational Excellence, 4) Talent Management, and 5) Strategic Plan Implementation. As the CEO is not measured against Individual Objectives, the allocation of weighting between each component is different than the rest of the NEO Group.

Systemax Financial Scorecard

For 2020, the Compensation Committee approved a Financial Scorecard comprised of targets for Revenue, Gross Profit Dollars, Gross Margin Percent, SG&A, Adjusted Operating Income, and Adjusted Operating Margin. For our CEO, 80% of his target non-equity compensation is tied to Financial Objectives, 60% is tied to the achievement of Adjusted Operating Income and 20% is tied to the achievement of Revenue. For our other NEO’s, 42% of their target non-equity compensation is tied to the achievement of the Financial Scorecard. For each of the metrics, Revenue, Gross Profit Dollars, SG&A Spend, and Adjusted Operating Income are weighted at 8.4% each, while Gross Margin % and Adjusted Operating Margin % are weighted at 4.2% each. These goals are all monitored for achievement on a quarterly bases and final achievement is assessed on an annual basis.

•	The financial bonus target amount is payable at a level of 100% if all the target goal is achieved;

•	Non-equity compensation is payable starting at achievement of in excess of 80% of the Financial Scorecard goals amounts; and

•	80% achievement will result in payout of 50% of the target bonus amount. No bonus is payable for achievement of less than 80% of the Financial Scorecard goals amounts.

Systemax Non-Financial Scorecards

For 2020, the Compensation Committee set the non-financial goals component to align with the accomplishment of key strategic initiatives for Systemax. The Non-Financial Scoreboard percentages are set forth in the table below and the components are:

•	Customer Scorecard: measures achievement of new customer, customer retention, account growth, web conversion and customer satisfaction targets.

•	Operational Scorecard: measures achievement of order handling, customer service response, shipment costs, freight expense and safety targets.

•	People Scorecard: measures achievement of employee retention, sales compensation, salary efficiency, talent management and employee satisfaction targets and projects.

•	Strategy and Operating Initiatives Scorecard: measures achievement of gross margin initiatives, new product and private label growth, technology enhancements and our ACE initiative targets.

Individual NEO Objectives Scorecard

Each of our NEOs, other than the CEO, has personal achievement targets that support one or more of the Scorecards described above. 30% of each of their target non-equity incentive compensation is based on achieving these individual targets and 70% is based on the Scorecard achievements. In certain cases achievement is measured objectively and in some cases is assessed subjectively by the Compensation Committee.

Mr. Litwin’s 2020 non-equity incentive compensation is set under his employment agreement (described at page 53 of this proxy statement). In 2020, Mr. Litwin’s non-equity incentive compensation is based 20% on achieving sales targets, 60% based on achieving operating income targets, and 20% based on the Non-Financial Scorecard achievements.

Mr. Clark’s individual goals include process improvement and risk mitigation actions, internal audit activities, finance technology enhancements and management of numerous finance department projects.

Mr. Dooley’s individual goals include Sales force productivity, technology enhancements, expansion of product assortment, and continued development of our private label offering.

Mr. Lerner’s individual goals include oversight of loss prevention and security projects, product and facility safety compliance, SEC public company and governance compliance, and reduction of legal expenses.

Mr. Shetty’s individual goals include design, development, and implementation of technological enhancements to support E-Commerce capabilities, distribution center productivity, sales force automation, and customer service self serve models designed to improve the customer experience. In addition, Mr. Shetty’s goals include oversight or our cybersecurity infrastructure as well as PCI compliance.

Under the 2020 Plan, the Compensation Committee set the following non-equity incentive target amounts, non-equity incentive compensation cap percentages and relative percentages weights for each plan component for each of our NEOs (other than our CEO, whose arrangements are set under his employment agreement) in 2020 who are participating in our incentive compensation plans. As noted above, Messrs Richard, Robert and Bruce Leeds no longer participate in incentive compensation. In addition, as Mr. Reinhold left Systemax as the Chief Executive Officer in January 2019, he will not participate in the 2020 NEO Plan.

Name	Target ($)	Cap (%)	Financial Scorecard (%)	Customer Scorecard (%)	Operational Scorecard (%)	Talent Management Scorecard (%)	Strategic Plan Implementation Scorecard (%)	Individual Objectives (%)
Barry Litwin	1,169,438	111	80	5	5	5	5	0
Thomas Clark	240,750	175	42	7	7	7	7	30
Robert Dooley	615,000	175	42	7	7	7	7	30
Eric Lerner	301,900	175	42	7	7	7	7	30
Manoj Shetty	248,781	175	42	7	7	7	7	30

Compensation Committee Report

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019.
Submitted by the Compensation Committee of the Board,
Chad M. Lindbloom (Chairman)
Robert D. Rosenthal
Paul S. Pearlman

Compensation Committee Interlocks and Insider Participation

At the end of fiscal 2019, the members of Systemax’s Compensation Committee were Messrs. Lindbloom, Pearlman and Rosenthal.

Mr. Litwin resigned from the Compensation Committee effective when he became CEO of Systemax on January 7, 2019 and Mr. Pearlman was appointed a member of the Compensation Committee effective as of such date.
Except as noted above with Mr. Litwin, Systemax does not employ any current (or former) member of the Compensation Committee and no current (or former) member of the Compensation Committee has ever served as an officer of Systemax.
In addition, none of our current (or former) directors serving on the Compensation Committee has any relationship that requires disclosure under SEC regulations.

Executive Compensation

Summary Compensation Table
The following table sets forth the compensation earned by the Named Executive Officers for fiscal years 2019, 2018 and 2017:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Richard Leeds Executive Chairman	2019	950,000					30,000 (4)	980,000
	2018	960,900					30,000	990,900
	2017	725,600				600,000	30,000	1,355,600
Bruce Leeds Vice Chairman	2019	950,000					30,000 (4)	980,000
	2018	954,700					30,000	984,700
	2017	600,600				500,000	30,000	1,130,600
Robert Leeds Vice Chairman	2019	950,000					30,000 (4)	980,000
	2018	956,200					30,000	986,200
	2017	603,000				500,000	30,000	1,133,000
Barry Litwin (5) Chief Executive Officer	2019	793,300	614,000 (6)	700,000	969,700	902,100	128,200 (7)	4,107,400
	2018
	2017
Thomas Clark Senior Vice President & Chief Financial Officer	2019	450,000		241,300	303,500	171,300	72,700 (8)	1,238,700
	2018	386,000				193,300	55,500	634,800
	2017	361,700				285,000	24,800	671,500
Robert Dooley President, Industrial Products Group	2019	615,000		307,500	412,000	423,900	159,300 (9)	1,917,700
	2018	615,000				623,600	88,400	1,327,000
	2017	519,400	404,400			595,600	32,800	1,552,200
Eric Lerner (10) Senior Vice President & General Counsel	2019	602,000		295,000	320,100	229,000	76,300 (11)	1,522,300
	2018
	2017
Manoj Shetty (12) Senior Vice President & Chief Information Officer	2019	483,100		234,500	282,900	183,900	22,100 (13)	1,206,500
	2018
	2017
Lawrence Reinhold (14) Former President & Chief Executive Officer	2019	30,100		60,000	344,700		2,573,100	3,007,900
	2018	712,000					358,700	1,070,700
	2017	714,100				2,672,000	85,200	3,471,300

(1)
This column represents the fair value of the stock award on the grant date determined in accordance with the provisions of ASC 718. As per SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of forfeitures related to service based vesting conditions. For additional information regarding assumptions made in calculating the amount reflected in this column, please refer to Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for fiscal 2019.

(2)
This column represents the fair value of the stock option on the grant date determined in accordance with the provisions of ASC 718. As per SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of forfeitures related to service based vesting conditions. These amounts were calculated using the Black-Scholes option-pricing model. For additional information regarding assumptions made in calculating the amount reflected in this column, please refer to Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for fiscal 2019.

(3)
The 2017 figures in this column represent the amount earned in fiscal 2017 (although paid in fiscal 2018) pursuant to the 2017 NEO Plan; and the 2018 figures in this column represent the amount earned in fiscal 2018 (although paid in fiscal 2019) pursuant to the 2018 NEO Plan; and the 2019 figures in this column represent the amount earned in fiscal 2019 (although paid in fiscal 2020) pursuant to the 2019 NEO Plan. For more information, see Grants of Plan-Based Awards / page 50 of this proxy statement. Because these payments were based on predetermined performance metrics, these amounts are reported in the Non-Equity Incentive Plan column.

(4)	Auto-allowance.

(5)
Mr. Litwin was appointed as the Chief Executive Officer on January 7, 2019 and was not a Named Executive Officer in fiscal years 2017 and 2018 and therefore no amounts are reported for fiscal years 2017 and 2018 in the Summary Compensation Table. The amount presented for 2019 is Mr. Litwin’s $825,000 base salary pro-rated for 2019.

(6)	Sign-on bonus provided under employment agreement.

(7)	Includes auto-allowance ($30,000), transportation related expenses ($50,700), gross-up on transportation related expenses ($43,500) and Systemax 401(k) contributions ($4,100).

(8)	Includes auto-allowance ($14,400), Systemax 401(k) contributions ($4,100), and dividend equivalent payments on unvested restricted stock ($54,200).

(9)	Includes auto-allowance ($18,000), Systemax 401(k) contributions ($4,100), and dividend equivalent payments on unvested restricted stock ($137,200).

(10)	Mr. Lerner was not a Named Executive Officer in fiscal years 2017 and 2018, and therefore no amounts are reported for fiscal years 2017 and 2018 in the Summary Compensation Table.

(11)	Includes auto-allowance ($18,000), Systemax 401(k) contributions ($4,100), and dividend equivalent payments on unvested restricted stock ($60,100).

(12)	Mr. Shetty was not a Named Executive Officer in fiscal years 2017 and 2018, and therefore no amounts are reported for fiscal years 2017 and 2018 in the Summary Compensation Table.

(13)	Includes auto-allowance ($18,00) and Systemax 401(k) contributions ($4,100).

(14)
Under Mr. Reinhold's previously disclosed separation agreement, on January 7, 2019, he became entitled to receive the following payments: (i) one year’s base salary and the average annual non-equity incentive compensation paid to Mr. Reinhold for fiscal years 2016 and 2017; and (ii) his auto allowance and reimbursement of up to 12 months COBRA medical benefits payments. In addition, pursuant to the separation agreement, all of his unvested restricted stock units accelerated and vested. Mr. Reinhold remains a director and receives the standard cash and equity compensation paid to non-employee directors as described under Director Compensation / page 62 of this proxy statement.

Grants of Plan-Based Awards
The following table sets forth the estimated possible payouts under the cash incentive awards granted to our Named Executive Officers in respect of 2019 performance under the 2019 NEO Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)
Barry Litwin	-	100,238	1,113,750	1,237,500
Thomas Clark	-	5,062	225,000	337,500
Robert Dooley	-	13,837	615,000	922,500
Eric Lerner	-	6,773	300,900	451,350
Manoj Shetty	-	5,435	241,535	362,303
Lawrence Reinhold	N/A	N/A	N/A	N/A

(1)	Amounts presented assume payment of threshold, target and maximum awards at the applicable level.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2019
The following table sets forth information regarding stock option and restricted stock awards previously granted to our Named Executive Officers which were outstanding at the end of fiscal 2019.
The market value of the unvested stock award is based on the closing price of one share of our common stock as of December 31, 2019, the last trading day of the fiscal 2019, which was $25.16.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Barry Litwin	0	100,000 (1)	23.14	1/7/29	1,259 (2)	31,676
					30,251 (3)	761,115
Thomas Clark	7,500	2,500 (4)	6.01 (5)	2/1/26	8,340 (8)	209,834
	37,500	12,500 (4)	6.02 (5)	11/10/26
	6,237	18,711 (4)	23.72	01/17/29
Robert Dooley	20,348	0 (4)	16.43 (5)	3/1/22	15,000 (6)	377,400
	12,500	12,500 (4)	6.01 (5)	2/1/26	10,630 (8)	267,451
	25,000	12,500 (4)	6.65 (5)	12/14/26
	7,950	23,849 (4)	23.72	01/17/29
	6,250	0 (4)	8.32 (5)	5/2/25	10,198 (8)	256,582
Eric Lerner	6,250	6,250 (4)	6.01 (5)	2/1/26
	7,627	22,880 (4)	23.72	1/17/29
Manoj Shetty	35,000	0 (4)	16.43 (5)	03/01/22	8,107 (8)	204,000
	7,500	2,500 (4)	6.01 (5)	2/1/26
	6,063	18,187 (4)	23.72	01/17/29
Lawrence Reinhold	75,000	25,000 (4)	6.65 (5)	12/14/26	849 (2)	21,361
					1,839 (7)	46,269

(1)
Options vest as follows: 20% of the stock options will vest on the first anniversary of the grant date, 20% will vest on the 2nd anniversary and 10% will vest on each subsequent anniversary of the grant date.

(2)	Restricted stock units vest on June 4, 2020.

(3)
Restricted stock units vest as follows: 20% of the stock options will vest on the first anniversary of the grant date, 20% will vest on the 2nd anniversary and 10% will vest on each subsequent anniversary of the grant date.

(4)	Options vest 25% per year over four years from date of grant. The grant date for each option is ten years prior to the option expiration date.

(5)	On January 17, 2019, the exercise price of each outstanding Employee Stock Option (right to buy) was amended to reduce such exercise price by $2.30.

(6)	Restricted stock units vest in ten equal annual installments of 5,000 beginning March 1, 2013.

(7)	Restricted stock units vest on June 3, 2021

(8)	Performance stock units vest over four years through 2022 based upon year over year growth in Adjusted Operating Income.

Option Exercises and Stock Vested For Fiscal 2019
The table below shows stock options that were exercised, and restricted stock units that vested, during fiscal 2019 for each of our Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Barry Litwin	-	-	2,108 (2)	42,300
Thomas Clark	-	-	8,333 (3) 1,831 (4)	192,100 43,300
Robert Dooley	-	-	5,000 (5) 2,334 (4)	107,100 55,200
Eric Lerner	-	-	8,333 (3) 2,239 (4)	192,100 53,000
Manoj Shetty	-	-	1,779 (4)	42,100
Lawrence Reinhold	50,000 1,304 3,583 1,257 43,856 228 41,303 25,000 27,091 6,378	569,200 17,000 46,600 16,300 43,900 4,200 757,900 474,800 497,100 117,000	35,000 (6) 30,000 (6) 16,666 (6)	808,500 693,000 385,000

(1)
The amount in this column reflects the aggregate dollar amount realized upon the vesting of the restricted stock unit, determined by the market value of the underlying shares of common stock on the vesting date.

(2)	Pursuant to a grant of restricted stock units on June 5, 2017, the restricted stock units vest on June 5, 2019.

(3)
Pursuant to a grant of restricted stock units on February 1, 2016, the restricted stock units vest in three installments, 8,334 on February 1, 2017, 8,333 on February 1, 2018 and 8,333 on February 1, 2019.

(4)	Pursuant to a grant of performance-based restricted stock units on January 17, 2019.

(5)	Pursuant to a grant of restricted stock units on March 1, 2012, the restricted stock units vest in ten equal annual installments of 5,000 units each, beginning on March 1, 2013.

(6)	As noted herein, on January 7, 2019 pursuant to Mr. Reinhold's separation agreement, all of Mr. Reinhold's unvested restricted stock units accelerated and vested.

Employment Arrangements of the Named Executive Officers
The 2020 salary levels discussed below reflect the Compensation Committee’s view that such levels are appropriate in light of the current business performance and expected performance in 2020, and takes into account the other compensation elements applicable to each employee.

Richard Leeds – Richard Leeds has no employment agreement and is an “at will” employee. Base salary accounted for 97% of Mr. Leeds total cash compensation for 2019. Mr. Leeds’ base salary for 2020 is set at $950,000.

Bruce Leeds – Bruce Leeds has no employment agreement and is an “at will” employee. Base salary accounted for 97% of Mr. Leeds total cash compensation for 2019. Mr. Leeds’ base salary for 2020 is set at $950,000.

Robert Leeds – Robert Leeds has no employment agreement and is an “at will” employee. Base salary accounted for 97% of Mr. Leeds total cash compensation for 2019. Mr. Leeds’ base salary for 2020 is set at $950,000.

Barry Litwin – Systemax entered into an employment agreement with Mr. Litwin to employ him as Chief Executive Officer, commencing January 7, 2019. The agreement provides for a minimum annual base salary of $825,000 and an annual cash bonus (the “Bonus”) in an amount to be determined by Systemax under its NEO Plan, which Bonus generally will range from 0%-150% of Mr. Litwin’s annual base salary, with an on-target performance payout of 135% of annual base salary, assuming Mr. Litwin meets the performance objectives (including the financial and other performance objectives) established for him by Systemax. In addition, Mr. Litwin is entitled to a car allowance. Mr. Litwin also received a one-time cash sign-on bonus of $614,000; the sign on bonus is subject to repayment (all if terminated in year one, and half if terminated before the end of year two, of the his employment period) if Mr. Litwin’s employment terminates due to his voluntary resignation without “good reason” (as defined) or is terminated by Systemax for “cause” (as defined) during the first two years of his employment period. Base salary accounted for 33% of Mr. Litwin’s total cash compensation for 2019. Mr. Litwin's salary for 2020 is set at $866,300. Compensation that may become payable following the termination of his employment or a change in control of Systemax, are discussed below under Potential Payments Upon Termination or Change in Control / page 55 of this proxy statement.

Thomas Clark – Mr. Clark has no employment agreement and is an “at will” employee. Base salary accounted for 65% of Mr. Clark’s total cash compensation for 2019. Mr. Clark’s non-equity incentive compensation for 2019 was determined as described above under the heading 2019 NEO Plan. Mr. Clark’s base salary for 2020 is set at $481,500. Compensation that may become payable following the termination of his employment or a change in control of Systemax, are discussed below under Potential Payments Upon Termination or Change in Control / page 55 of this proxy statement.

Robert Dooley – Mr. Dooley has no employment agreement and is an “at will” employee. Base salary accounted for 51% of Mr. Dooley’s total cash compensation for 2019. Mr. Dooley’s non-equity incentive compensation for 2019 was determined as described above under the heading 2019 NEO Plan. Mr. Dooley’s base salary for 2020 is set at $615,000. Compensation that may become payable following the termination of his employment or a change in control of Systemax, are discussed below under Potential Payments Upon Termination or Change in Control / page 55 of this proxy statement.

Eric Lerner – Systemax entered into an employment agreement with Mr. Lerner on April 12, 2012. The agreement provides for a minimum base salary of $480,000 (which may be increased at the discretion of Systemax) and a bonus (which the agreement states is expected to be at least equal to 50% of the base salary) assuming Mr. Lerner meets certain performance objectives (under a 2020 amendment to the agreement, 70% of such bonus is based on the performance objectives for Systemax under its NEO cash bonus plan for the applicable year and 30% of such bonus is based on the achievement of performance objectives established for him by Systemax). He is entitled to receive a car allowance. Base salary accounted for 66% of Mr. Lerner total cash compensation for 2019. Mr. Lerner’s bonus for 2019 was determined as described above under the heading 2019 NEO Plan. Mr. Lerner’s salary for 2020 is set at $601,800. Compensation that may become payable following the termination of his employment or a change in control of Systemax, are discussed below under Potential Payments Upon Termination or Change in Control / page 55 of this proxy statement.

Manoj Shetty – Mr. Shetty has no employment agreement and is an “at will” employee. Base salary accounted for 70% of Mr. Shetty’s total cash compensation for 2019. Mr. Shetty’s non-equity incentive compensation for 2019 was determined as described above under the heading 2019 NEO Plan. Mr. Shetty’s base salary for 2020 is set at $497,600. Compensation that may become payable following the termination of his employment or a change in control of Systemax, are discussed below under Potential Payments Upon Termination or Change in Control / page 55 of this proxy statement.

Lawrence Reinhold – Under Mr. Reinhold's previously disclosed separation agreement on January 7, 2019, he became entitled to receive separation payments as follows: (i) one year’s base salary and the average of Mr. Reinhold’s bonus for fiscal years 2016 and 2017; and (ii) his auto allowance and reimbursement of up to 12 months COBRA medical benefits payments. In addition, pursuant to the separation agreement, all of his unvested restricted stock units accelerated and vested. On the separation date, Mr. Reinhold entered into a two year consulting agreement with Systemax, pursuant to which certain option awards previously granted to Mr. Reinhold were terminated, continue to vest or remain exercisable in accordance with their terms during the ongoing consultancy period. Base salary accounted for 1% of Mr. Reinhold’s total cash compensation for 2019.

Potential Payments Upon Termination of Employment or Change in Control
Barry Litwin. Mr. Litwin’s employment agreement is terminable upon death or total disability, by Systemax for “cause” (as defined) or without cause, or by Mr. Litwin voluntarily for any reason or for “good reason” (as defined).  In the event of termination for death, total disability, cause or voluntary termination by Mr. Litwin Systemax will owe no further payments other than as applicable under disability or medical plans and any accrued but unused vacation time (up to four weeks). In the event of termination for death or total disability, Mr. Litwin would also receive the pro rata portion of any bonus which would otherwise be paid to him if such termination had not occurred. If Mr. Litwin resigns for good reason or if Systemax terminates him for any reason other than total disability, death or cause, he shall also receive in addition to the payments described above for other terminations, severance payments equal to 12 months’ base salary, the target bonus which would otherwise be paid for the year in which termination occurred, and a reimbursement of costs for COBRA insurance coverage for twelve months.
Eric Lerner. Mr. Lerner’s employment agreement is terminable upon death or total disability, by Systemax for “cause” (as defined) or without cause, or by Mr. Lerner voluntarily for any reason or for “good reason” (as defined).  In the event of termination for death, total disability, cause or voluntary termination by Mr. Lerner, Systemax will owe no further payments other than as applicable under disability or medical plans and any accrued but unused vacation time (up to four weeks). In the event of termination for total disability or death, Mr. Lerner would also receive the pro rata portion of any bonus which would otherwise be paid based on the average annual bonus received for the prior two years.  If Mr. Lerner resigns for good reason or if Systemax terminates him for any reason other than total disability, death or cause, he shall also receive in addition to the payments described above for other terminations, severance payments equal to 12 months’ base salary, one year’s bonus based on his average annual bonus for the prior two years, and a reimbursement of costs for COBRA insurance coverage for twelve months.
Barry Litwin, Thomas Clark, Robert Dooley, Eric Lerner, Manoj Shetty and Lawrence Reinhold. Pursuant to the restricted stock unit agreement with Mr. Dooley (dated March 1, 2012): (i) if Mr. Dooley is terminated for cause, any unvested portion of his restricted stock units will terminate and be forfeited; (ii) in the event of a change in control, Mr. Dooley will become immediately vested in all of the restricted stock units held by him as of the date of the change in control; (iii) If Mr. Dooley’s employment is terminated without cause or for good reason, he will become immediately vested in all non-vested units and will become immediately entitled to a distribution of that number of shares of common stock of Systemax that are represented by those vested restricted stock units; and (iv) if Mr. Dooley’s employment is terminated due to total disability or death, his estate or designated beneficiary(ies), whichever is applicable, will become immediately vested in 50% of the non-vested restricted stock units, with respect to the restricted stock units held by Mr. Dooley.
Pursuant to the restricted stock unit agreement with Mr. Litwin (dated January 7, 2019): (i) if Mr. Litwin is terminated for cause, any unvested portion of his restricted stock units will terminate and be forfeited; (ii) if the named executive’s employment is terminated without cause or for good reason within twelve months following a change in control, he will become immediately vested in all non-vested units and will become immediately entitled to a distribution of that number of shares of common stock of Systemax that are represented by those vested restricted stock units; and (iii) if Mr. Litwin's employment is terminated due to total disability or death, his estate or designated beneficiary(ies), whichever is applicable, will become immediately vested in all non-vested units and will become immediately entitled to a distribution of that number of shares of common stock of Systemax that are represented by those vested restricted stock units. In addition, in the event of termination without cause or by Mr. Litwin for good reason, the next immediate tranche of granted restricted stock that would otherwise have vested if employment had not been so terminated shall accelerate and be vested as of the date of termination.
Pursuant to the performance restricted stock unit agreements with Mr. Clark (dated January 17, 2019), Mr. Dooley (dated January 17, 2019), Mr. Lerner (dated January 17, 2019) and Mr. Shetty (dated January 17, 2019): (i) if the named executive is terminated for cause, any unvested portion of his performance restricted stock units will terminate and be forfeited; (ii) if the named executive’s employment is terminated without cause or for good reason within six months following a change in control, he will become immediately vested in all non-vested units and will become immediately entitled to a distribution of that number of shares of common stock of Systemax that are represented by those vested performance restricted stock units; and (iii) if the applicable named executive’s employment is terminated due to total disability or death, his estate or designated beneficiary(ies), whichever is applicable, will become immediately vested in all non-vested units and will become immediately entitled to a distribution of that number of shares of common stock of Systemax that are represented by those vested performance restricted stock units.
Pursuant to our standard option agreements, in the event the employment of an above named executive is terminated for any reason other than death, total disability or cause, the vested portions of his options will be exercisable for up to three months, and the unvested portion will be forfeited. In the event of death or total disability, the vested portion of his option will be exercisable for up to one year, and the unvested portion will be forfeited. In the event of termination for cause, all unexercised options (vested and unvested) will be forfeited.
Pursuant to the stock option agreements with Mr. Litwin (January 7, 2019), Mr. Clark (dated November 10, 2016 and January 17, 2019), Mr. Dooley (dated February 1, 2016, December 14, 2016 and January 17, 2019 ), Mr. Lerner (dated May 2, 2015, February 1, 2016 and January 17, 2019), Mr. Shetty (dated January 17, 2019), and Mr. Reinhold (dated February 1, 2016 and December 14, 2016), if the named executive’s employment is terminated without cause or for good reason within six months (twelve months for Mr. Litwin) following a “change in control”, such named executive will become immediately vested in all outstanding unvested stock options, and all of the named executive’s outstanding options shall remain exercisable in accordance with their terms, but in no event for less than 90 days after such termination. In addition, with respect to Mr. Litwin's agreement, in the event of termination without cause or by Mr. Litwin for good reason, the next immediate tranche of granted options that would otherwise have vested if employment had not been so terminated shall accelerate and be vested as of the date of termination.
Lawrence Reinhold. As noted herein, Mr. Reinhold entered into a separation agreement pursuant to which he received the compensation described under Employment Arrangements of the Named Executive Officers / page 54 of this proxy statement.

The tables below describe potential payments and benefits upon termination of employment or change in control as of December 31, 2019, the last day of fiscal 2019, and using the closing price of our common stock on December 31, 2019, the last trading day of fiscal 2019. These amounts are estimates and the actual amounts to be paid can only be determined at the time of the termination of employment or the date of the change in control.
Barry Litwin

Type of Payment	Termination by Systemax without “Cause” or Resignation by Employee for “good reason” ($)	Termination Due to Death or Total Disability ($)	Change In Control Only ($)	Termination by Systemax without “Cause” or Resignation by Employee for “good reason” within a certain period of time following a Change in Control ($)
Cash Compensation (Salary & Non-Equity Incentive Compensation)	1,938,800 (1)	902,100 (2)	-	1,938,800 (1)
Value of Accelerated Vesting of Stock Option Awards	40,400 (3)	-	-	202,000 (4)
Value of Accelerated Vesting of Restricted Stock Unit Awards	152,200 (5)	792,800 (6)	-	792,800 (6)
Medical and Other Benefits	42,200 (7)	-	-	42,200 (7)
Total	2,173,600	1,694,900	-	2,975,800

(1)	Represents one year’s base salary ($825,000) and target bonus for fiscal year 2019 ($1,113,800).

(2)	Represents pro-rata share of bonus for fiscal year 2019 ($002,100).

(3)
Represents accelerated vesting of 20,000 stock options. Pursuant to Mr. Litwin’s stock option agreement (dated January 7, 2019), if Mr. Litwin’s employment is terminated without cause or for good reason, the next immediate tranche of granted options that would otherwise have vested if employment had not been so terminated shall accelerate and be vested as of the date of termination.

(4)
Represents accelerated vesting of 100,000 stock options. Pursuant to Mr. Litwin’s stock option agreement (dated January 7, 2019), if Mr. Litwin’s employment is terminated without cause or for good reason within twelve months following a “change in control”, he will become immediately vested in all outstanding unvested stock options, and all of Mr. Litwin’s outstanding options shall remain exercisable in accordance with their terms, but in no event for less than 90 days after such termination.

(5)
Represents accelerated vesting of 6,051 unvested restricted stock units. Pursuant to Mr. Litwin’s restricted stock unit agreement (dated January 7, 2019), if Mr. Litwin’s employment is terminated without cause or for good reason, the next immediate tranche of granted restricted stock that would otherwise have vested if employment had not been so terminated shall accelerate and be vested as of the date of termination.

(6)
Represents accelerated vesting of 31,510 unvested restricted stock units. Pursuant to Mr. Litwin’s restricted stock unit agreement (dated January 7, 2019), if Mr. Litwin’s employment is terminated without cause or for good reason within twelve months following a “change in control” or if Mr. Litwin's employment is terminated due to death or total disability, all non-vested units shall accelerate and be vested as of the date of termination.

(7)	Represents reimbursement of medical and dental insurance payments under COBRA for twelve months.

Thomas Clark

Type of Payment	Termination by Systemax without “Cause” or Resignation by Employee for “good reason” ($)	Termination Due to Death or Total Disability ($)	Change In Control Only ($)	Termination by Systemax without “Cause” or Resignation by Employee for “good reason” within a certain period of time following a Change in Control ($)
Cash Compensation (Salary & Non-Equity Incentive Compensation)	-	-	-	-
Value of Accelerated Vesting of Stock Option Awards	-	-	-	314,100 (1)
Value of Accelerated Vesting of Restricted Stock Unit Awards	-	-	-	-
Value of Accelerated Vesting of Performance Restricted Stock Unit Awards	-	209,800 (2)	-	209,800 (2)
Medical and Other Benefits	-	-	-	-
Total	-	209,800	-	523,900

(1)
Represents accelerated vesting of 33,711 stock options. Pursuant to Mr. Clark’s stock option agreements (dated January 17, 2019), if Mr. Clark’s employment is terminated without cause or for good reason within six months following a “change in control”, he will become immediately vested in all outstanding unvested stock options, and all of Mr. Clark’s outstanding options shall remain exercisable in accordance with their terms, but in no event for less than 90 days after such termination.

(2)
Represents accelerated vesting of 8,340 unvested performance restricted stock units. Pursuant to Mr. Clark’s performance restricted stock unit agreement (dated January 17, 2019), if Mr. Clark’s employment is terminated without cause or for good reason within six months following a “change in control” or if Mr. Clark's employment is terminated due to death or total disability, all non-vested units shall accelerate and be vested as of the date of termination.

Robert Dooley

Type of Payment	Termination by Systemax without “Cause” or Resignation by Employee for “good reason” ($)	Termination Due to Death or Total Disability ($)	Change In Control Only ($)	Termination by Systemax without “Cause” or Resignation by Employee for “good reason” within a certain period of time following a Change in Control ($)
Cash Compensation (Salary & Non-Equity Incentive Compensation)	-	-	-	-
Value of Accelerated Vesting of Stock Option Awards	-	-	-	505,100 (1)
Value of Accelerated Vesting of Restricted Stock Unit Awards	377,400 (2)	188,700 (3)	377,400 (2)	-
Value of Accelerated Vesting of Performance Restricted Stock Unit Awards		267,500 (4)		267,500 (4)
Medical and Other Benefits	-	-	-	-
Total	377,400	456,200	377,400	772,600

(1)
Represents accelerated vesting of 48,849 stock options. Pursuant to Mr. Dooley’s stock option agreements (dated January 17, 2019), if Mr. Dooley’s employment is terminated without cause or for good reason within six months following a “change in control”, he will become immediately vested in all outstanding unvested stock options, and all of Mr. Dooley’s outstanding options shall remain exercisable in accordance with their terms, but in no event for less than 90 days after such termination.

(2)
Represents accelerated vesting of 15,000 unvested restricted stock units. Pursuant to Mr. Dooley’s restricted stock unit agreement (dated March 1, 2012), upon a “change in control” all non-vested units shall accelerate and be vested as of the date of the “change in control” and if Mr. Dooley’s employment is terminated without cause or for good reason, all non-vested units shall accelerate and be vested as of the date of termination.

(3)
Represents accelerated vesting of 7,500 unvested restricted stock units. Pursuant to Mr. Dooley’s restricted stock unit agreement (dated March 1, 2012), on the event of Mr. Dooley’s death or total disability, 7,500 restricted stock units (50% of the unvested restricted stock units granted under such agreement at December 31, 2018) would vest.

(4)
Represents accelerated vesting of 10,630 unvested performance restricted stock units. Pursuant to Mr. Dooley's performance restricted stock unit agreement (dated January 17, 2019), if Mr. Dooley’s employment is terminated without cause or for good reason within six months following a “change in control” or if Mr. Dooley's employment is terminated due to death or total disability, all non-vested units shall accelerate and be vested as of the date of termination.

Eric Lerner

Type of Payment	Termination by Systemax without “Cause” or Resignation by Employee for “good reason” ($)	Termination Due to Death or Total Disability ($)	Change In Control Only ($)	Termination by Systemax without “Cause” or Resignation by Employee for “good reason” within a certain period of time following a Change in Control ($)
Cash Compensation (Salary & Non-Equity Incentive Compensation)	863,200 (1)	261,200 (2)	-	863,200 (1)
Value of Accelerated Vesting of Stock Option Awards	-	-	-	152,600 (3)
Value of Accelerated Vesting of Restricted Stock Unit Awards	-	-	-	-
Value of Accelerated Vesting of Performance Restricted Stock Unit Awards	-	256,600 (4)	-	256,600 (4)
Medical and Other Benefits	33,600 (5)	-	-	33,600 (5)
Total	896,800	517,600		1,306,000

(1)	Represents one year’s base salary ($602,000) and the average annual non-equity incentive compensation paid to Mr. Lerner for fiscal years 2018 and 2019 ($261,200).

(2)	Represents the average annual non-equity incentive compensation paid to Mr. Lerner for fiscal years 2018 and 2019 ($261,200).

(3)
Represents accelerated vesting of 29,130 stock options. Pursuant to Mr. Lerner’s stock option agreements (dated January 17, 2019), if Mr. Lerner’s employment is terminated without cause or for good reason within six months following a “change in control”, he will become immediately vested in all outstanding unvested stock options, and all of Mr. Lerner’s outstanding options shall remain exercisable in accordance with their terms, but in no event for less than 90 days after such termination.

(4)
Represents accelerated vesting of 10,198 unvested performance restricted stock units. Pursuant to Mr. Lerner's performance restricted stock unit agreement (dated January 17, 2019), if Mr. Lerner’s employment is terminated without cause or for good reason within six months following a “change in control” or if Mr. Lerner's employment is terminated due to death or total disability, all non-vested units shall accelerate and be vested as of the date of termination.

(5)	Represents reimbursement of medical and dental insurance payments under COBRA for twelve months.

Manoj Shetty

Type of Payment	Termination by Systemax without “Cause” or Resignation by Employee for “good reason” ($)	Termination Due to Death or Total Disability ($)	Change In Control Only ($)	Termination by Systemax without “Cause” or Resignation by Employee for “good reason” within a certain period of time following a Change in Control ($)
Cash Compensation (Salary & Non-Equity Incentive Compensation)	-	-	-	-
Value of Accelerated Vesting of Stock Option Awards	-	-	-	74,100 (1)
Value of Accelerated Vesting of Restricted Stock Unit Awards	-	-	-	-
Value of Accelerated Vesting of Performance Restricted Stock Unit Awards	-	204,000 (2)	-	204,000 (2)
Medical and Other Benefits	-	-	-	-
Total	-	204,000	-	278,100

(1)
Represents accelerated vesting of 20,687 stock options. Pursuant to Mr. Shetty's stock option agreement (January 17, 2019), if Mr. Shetty’s employment is terminated without cause or for good reason within six months following a “change in control”, he will become immediately vested in all outstanding unvested stock options, and all of Mr. Shetty’s outstanding options shall remain exercisable in accordance with their terms, but in no event for less than 90 days after such termination.

(2)
Represents accelerated vesting of 8,107 unvested performance restricted stock units. Pursuant to Mr. Shetty's performance restricted stock unit agreement (dated January 17, 2019), if Mr. Shetty’s employment is terminated without cause or for good reason within six months following a “change in control” or if Mr. Shetty's employment is terminated due to death or total disability, all non-vested units shall accelerate and be vested as of the date of termination.

Director Compensation

General Policy
Our policy is not to pay compensation to directors who are also employees of Systemax or any of our subsidiaries. Directors are reimbursed for reasonable travel and out-of-pocket expenses incurred for attending Board and Committee meetings and are covered by our travel accident insurance policy for such travel.
The table below shows the elements and amounts of compensation that we paid our non-management directors for fiscal 2019.

Compensation Element	Amount ($)
Retainers (1)	65,000
Restricted Stock Units (2)	40,000
Committee Chair Annual Retainers (1)
Audit Committee	20,000
Compensation Committee	10,000
Nominating/Corporate Governance Committee	10,000
Lead Independent Director Retainer (1)	20,000

(1)	Retainer amounts are paid in quarterly installments.

(2)
Each non-management director receives an annual grant of restricted stock units each year immediately following the annual stockholders meeting in an amount equal to $40,000 divided by the closing price per share during the 20 trading days preceding the date of the annual meeting (rounded up to the nearest whole number of shares). Such restricted stock units are generally subject to forfeiture if the holder is not a director of Systemax on the date of the second annual meeting following such grant, and cannot be sold while so restricted; such restrictions lapse if the holder dies or becomes disabled or there is a change of control, as defined in the grant agreement. Cash dividend equivalents are paid on unvested restricted stock.

Non-Management Director Compensation in Fiscal 2019
The non-management directors received the following compensation during fiscal 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	All Other Compensation ($) (2)	Total ($)
Robert D. Rosenthal	95,000	40,000	-	25,900	160,900
Chad M. Lindbloom	95,000	40,000	-	13,800	148,800
Paul S. Pearlman	65,000	40,000	-	850	105,850
Lawrence Reinhold	65,000	40,000	-	850	105,850

(1)
This column represents the fair value of the stock award on the grant date determined in accordance with the provisions of ASC 718. As per SEC rules relating to executive compensation disclosure, the amounts shown exclude the impact of forfeitures related to service based vesting conditions. For additional information regarding assumptions made in calculating the amount reflected in this column, please refer to Note 10 to our audited consolidated financial statements, included in our Annual Report on Form 10-K for fiscal 2019.

(2)	Dividend equivalent payments on unvested restricted stock.

CEO Pay Ratio Disclosure

As permitted under the SEC rules, in order to identify our “median employee” to compare to our CEO, we took into account our entire employee population (other than our CEO) at December 31, 2019, located in the United States, Canada, and India, including full, part-time and temporary/seasonal employees (1,400 Employees). We used the compensation components utilized in the Summary Compensation Table / page 48 of this proxy statement (“SCT”) for the period from January 1, 2019 to December 31, 2019 as the compensation measure to identify the median employee, and the median employee’s compensation. We annualized total compensation for those employees who commenced work during 2019 and excluded our cost of providing health and wellness benefits for all employees.

The pay ratio specified below is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K under the Exchange Act. In calculating Total Compensation for our median employee and CEO, we included, among other things, base salary, overtime, incentive payments, and stock-based compensation (based on the grant date fair value of awards granted during 2019); therefore, the CEO's Total Compensation for purposes of this calculation matches the Total Compensation described in the Summary Compensation Table / page 48 of this proxy statement.

The median team member's estimated Total Compensation for 2019 was $43,500. The ratio of CEO pay to median team member pay is estimated to be 94 to 1. If the on-time signing bonus and one-time option equity grant were excluded from the CEO's total compensation, the ratio of CEO pay to the median team member pay is estimated to be 58 to 1.

Additional Matters

Solicitation of Proxies

The cost of soliciting proxies for the Annual Meeting will be borne by Systemax. In addition to solicitation by mail and over the internet, solicitations may also be made by personal interview, fax and telephone. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and Systemax will reimburse them for expenses in so doing.
Consistent with our confidential voting procedure, directors, officers and other regular employees of Systemax, as yet undesignated, may also request the return of proxies by telephone or fax, or in person.

Submitting Stockholder Proposals and Director Nominations for the Next Annual Meeting

Stockholder proposals intended to be presented at the 2020 annual meeting, including proposals for the nomination of directors, must be received by December 24, 2020 to be considered for the 2021 annual meeting pursuant to Rule 14a-8 under the Exchange Act.
Stockholders proposals should be mailed to Systemax Inc., Attention: Investor Relations, 11 Harbor Park Drive, Port Washington, NY 11050.
Any proposal for a director nominee shall contain at a minimum:

•	the name and address of the stockholder making the recommendation;

•	if the stockholder is not a stockholder of record, a representation and satisfactory proof of share ownership;

•
a description of all direct and indirect related party transactions, compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between the stockholder and its respective affiliates or associates, or others with whom they are acting in concert, on the one hand, and the nominee and his or her respective affiliates, associates and others with whom they are acting in concert, on the other hand;

•	whether the stockholder has been involved in any legal proceeding during the past 10 years;

•	the nominee’s name, age, address and other contact information;

•	any direct or indirect holdings, beneficially and/or of record, of our securities by the nominee;

•	any information regarding the nominee required to be disclosed about directors under applicable securities laws and/or stock exchange requirements;

•	information regarding related party transactions with Systemax and/or the stockholder submitting the nomination and/or the nominee;

•	any actual or potential conflicts of interest; and

•
the nominee’s biographical data, current public and private company affiliations, employment history (including current principal employment) and qualifications and status as “independent” under applicable securities laws and stock exchange requirements.

Nominees proposed by stockholders will receive the same consideration as other nominees.

Other Matters

The Board does not know of any matter other than those described in this proxy statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their judgment.
A COPY OF OUR FORM 10-K FOR FISCAL 2019 IS INCLUDED AS PART OF OUR ANNUAL REPORT ALONG WITH THIS PROXY STATEMENT, WHICH ARE AVAILABLE AT www.proxyvote.com.

Available Information

We maintain a website at www.systemax.com. We file reports with the SEC and make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including all amendments to those reports. These are available as soon as is reasonably practicable after they are filed with the SEC. All reports mentioned above are also available from the SEC’s website (www.sec.gov). The information on our website or any report we file with, or furnish to, the SEC is not part of this proxy statement.
The Board has adopted the following corporate governance documents:

•	Charter for the Audit Committee of the Board (last amended March 2017).
A copy of the Audit Committee Charter is attached hereto as Annex B.

•	Charter for the Compensation Committee of the Board (last amended May 2013).

•	Charter for the Nominating/Corporate Governance Committee of the Board (last amended January 2015).

•	Corporate Ethics Policy (last amended January 2019).
Applies to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and any person performing similar functions) and employees.

•	Corporate Governance Guidelines and Principles (last amended March 2017).
Establishes our corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board.

In accordance with the corporate governance rules of the NYSE, each of these corporate governance documents is available on our web site (www.systemax.com under “Investors—Corporate Governance—Corporate Governance Documents”).

Annex A
SYSTEMAX INC.
2020 Omnibus Long-Term Incentive Plan
SECTION 1Purpose
The purposes of the Systemax Inc. 2020 Omnibus Long-Term Incentive Plan are to promote the interests of Systemax Inc. and its stockholders by (i) attracting and retaining exceptional non-employee directors, executive personnel and other key employees, including consultants and advisors to the Company and its Affiliates, as defined below; (ii) motivating such non-employee directors, employees, consultants and advisors by means of performance-related incentives to achieve longer-ranger performance goals; and (iii) enabling such non-employee directors, employees, consultants and advisors to participate in the long-term growth and financial success of the Company.
SECTION 2    Definitions
As used in the plan, the following terms shall have the meanings set forth below:
“Affiliate” shall mean any entity that, directly or indirectly, is controlled by the Company, as determined by the Committee.
“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award or other Stock-Based Award.
“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, including an employment agreement, which may, but need not, be executed or acknowledged by a Participant.
“Board” shall mean the Board of Directors of the Company.
“Cause” shall be the same as defined under any Award Agreement or any other agreement (including any employment agreement) (“Employment Agreement”), governing the relationship between the Participant and the Company. If there is no such definition, Cause shall mean (i) the Participant’s willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from Participant’s physical or mental incapacity), and which failure or refusal results in demonstrable direct and material injury to the Company; (ii) any willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”) which results in demonstrable direct and material injury to the Company; and (iii) conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud.
“Change in Control” shall be defined as set forth in an Award Agreement or an Employment Agreement, or if not defined therein, shall be deemed to occur upon the occurrence of any of the following after the Effective Date: (i) the sale or other disposition of all or substantially all of the assets of the Company or the Industrial Products Group; (ii) any sale or exchange of the capital stock of the Company or the Industrial Products Group, by the stockholders thereof, respectively, in one transaction or series of related transactions as a result of which more than fifty percent (50%) of the outstanding voting securities of the Company or the Industrial Products Group is acquired by a person or entity or group of related persons or entities; (iii) any reorganization, consolidation or merger of the Company or the Industrial Products Group where the outstanding voting securities thereof, respectively, immediately before the transaction represent or are converted into less than fifty percent (50%) of the outstanding voting power of the surviving entity (or its parent corporation) immediately after the transaction; or (iv) the consummation of the acquisition of fifty-one percent (51%) or more of the outstanding stock of the Company pursuant to a tender offer validly made under any federal or state law (other than a tender offer by the Company).
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
"Code Section 409A" shall mean Section 409A of the Code and the regulations and guidance promulgated thereunder.
“Committee” shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom, to the extent necessary to comply with Rule 16b-3 and to the extent that such persons are available, is a “Non-Employee Director” within the meaning of Rule 16b-3.
“Company” shall mean Systemax Inc., together with any successor thereto.
“Disability” shall mean any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental

Annex A-1

condition that prevents the grantee from performing the essential functions of the grantee’s position (with or without reasonable accommodation) for a period of six consecutive months. The existence of a disability shall be determined by the Committee in its sole discretion.
“Employee” shall mean (i) an employee of the Company or of any Affiliate; and (ii) an individual providing consulting or advisory services to the Company or any Affiliate as an independent contractor.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean the fair market value of the property or other item being valued, as determined by the Committee in its sole discretion.
“Incentive Stock Option” shall mean an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
“Industrial Products Group” shall mean: the business carried out by the direct and indirect subsidiaries of Global Industrial Holdings LLC, EIN: 45-4040586) throughout North America.
“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
“Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and may be either a Non-Qualified Option or an Incentive Stock Option.
“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.
“Participant” shall mean any Employee and/or non-employee director of the Company selected by the Committee to receive an Award under the Plan.
“Performance Award” shall mean any right granted under Section 9 of the Plan.
“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
“Plan” shall mean this Systemax 2020 Omnibus Long-Term Incentive Plan.
“Restoration Option” shall mean an Option granted pursuant to Section 6(e) of the Plan.
“Restricted Stock” shall mean any Share granted under Section 8 of the Plan and that is subject to restrictions on transferability and is subject to forfeiture.
“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.
“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.
“Shares” shall mean the common stock of the Company, $0.01 par value, or such other securities of the Company as may be designated by the Committee from time to time.
“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.
“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
SECTION 3    Administration
(a)     The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee and non-employee director; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award, including any performance requirements, as well as term, vesting, distribution and delivery terms and conditions; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination

Annex A-2

and take any other action that the Committee deems necessary or desirable for the administration of the Plan. If the Committee does not exist or for any other reason determined by the Board, the Board may act as the Committee.
(b)     Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, and Affiliate, and Participant, any holder or beneficiary of any Award, any stockholder and any Employee.
SECTION 4    Shares Available for Awards
(a)     Subject to adjustment as provided in Section 12, the number of Shares with respect to which Awards maybe granted under the Plan shall be 7,500,000. The maximum number of Shares which may be the subject of Awards granted to any individual during any calendar year shall not exceed 1,500,000. If, after the Effective Date of the Plan any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award is settled for cash or otherwise terminates or is cancelled without the delivery of Shares, the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares, the number of Shares available for Awards under the Plan shall be increased by the number of Shares surrendered.
(b)     Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued and unissued Shares or of treasury Shares.
SECTION 5    Eligibility
Any non-employee director or Employee, including any officer of the Company, shall be eligible to be designated a Participant.
SECTION 6    Stock Options
(a)     Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and non-employee directors to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Award Agreement with respect to each Option shall specify if the Option is an Incentive Stock Option or a Non-Qualified Stock Option. If the applicable Award Agreement does not so specify, such Option shall be a Non-Qualified Stock Option. Incentive Stock Options only may be granted to employees of the Company.
(b)     Exercise Price. The Committee in its sole discretion shall establish the exercise price at the time each option is granted, but in no event shall the exercise price be less than the Fair Market Value of a share on the date of grant.
(c)     Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.
(d)     Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option price thereof is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such Option price.
(e)     Restoration Options. In the event that any Participant delivers Shares in payment of the exercise price of any Option granted hereunder in accordance with Section 6(d), the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant. The Grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time. A Restoration Option shall entitle the holder thereof to purchase a number of Shares equal to the number of such Shares so delivered upon exercise of the original Option. A Restoration Option shall have a per share exercise price of not less than 100% of the per Share Market Value on the date of grant of such Restoration Option, a

Annex A-3

term no longer than the remaining term of the original option at the time of exercise thereof, and such other terms and conditions as the Committee in its sole discretion shall determine.
(f)     Termination of Employment and/or Termination of Service as a Non-Employee Director. Except as otherwise provided in the applicable Award Agreement, upon a Participant’s termination of employment and/or termination of service as a non-employee director, the following shall apply:

(i)
Generally. If a Participant’s employment and/or service terminates for any reason other than death, disability or cause, then: (x) all Options not yet exercisable as of the date of such termination shall expire on the date of such termination and (y) all options that are exercisable as of the date of such termination shall remain exercisable for the three-month period following such termination of employment.

(ii)
Death or Disability. If a Participant’s employment and/or service terminates due to the Participant’s death or Disability, then: (x) all Options not yet exercisable as of the date of such termination shall expire on the date of such termination and (y) all options that are exercisable as of the date of such termination shall remain exercisable until the first anniversary of the Participant’s termination of employment.

(iii)
Cause. If a Participant’s employment and/or service is terminated for cause, all Options not theretofore exercised shall terminate upon the commencement of business on the date of the Participant’s termination of employment.

(iv)
Restrictions on Exercise Following Death. Any exercise of an Option following a Participant’s death shall be made only by the Participant’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the Participant’s will specifically disposes of such Option, in which case such exercise shall be made only by the recipient of such specific disposition. If a Participant’s personal representative or the recipient of a specific disposition under the Participant’s will shall be entitled to exercise any Option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the Participant.

(v)
Special Rules for Incentive Stock Options. No Option that remains exercisable for more than three months following a Participant’s termination of employment and/or service for any reason other than death (including death within three months after the termination of employment or within one year after a termination due to disability) or disability, or for more than one year following a Participant’s termination of employment and/or service as the result of disability, may be treated as an Incentive Stock Option.

(g)     Incentive Stock Options: $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options.
(h)     Incentive Stock Options: 10% Owners. Notwithstanding the foregoing provisions of this Section 6, an Incentive Stock Option may not be granted under the Plan to an individual who, at the time the Option is granted, owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the Option exercise price is at least 110% of the Fair Market Value of the Shares subject thereto and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of 5 years from the date it is granted.
SECTION 7    Stock Appreciation Rights
(a)     Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and/or non-employee directors to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

Annex A-4

(b)     Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the grant price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.
(c)     Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.
SECTION 8    Restricted Stock and Restricted Stock Units
(a)     Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and/or non-employee directors to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the vesting schedule for such awards, the delivery schedule for such awards, and the other terms and conditions of such Awards.
(b)     Transfer Restrictions. Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreements. Certificates issues in respect of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in the blank with the company. Upon the lapse of the restrictions applicable to such Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.
(c)     Termination of Employment. Except to the extent that the applicable Award Agreement provides otherwise, if the Participant’s employment and/or service is terminated for any reason, all unvested Shares of Restricted Stock and unvested Restricted Stock Units shall be forfeited as of the date of termination.
(d)     Payment. Except to the extent that the applicable Award Agreement provides otherwise:

(i)
Upon vesting of a Restricted Stock Unit, the Company shall pay the holder of the Restricted Stock Unit the Fair Market Value of a Share on the date of vesting, unless the Award Agreement covering such Shares provides for deferred delivery of such Fair Market Value to a later date, in which case payment shall be as provided in the Award Agreement. Such payment shall be in cash, other securities or other property, as determined in the sole discretion of the Committee.

(ii)
Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, or may be reinvested in additional Shares of Restricted Stock or in Restricted Stock Units, as determined by the Committee in its sole discretion.

SECTION 9    Performance Awards
(a)     Grant. The Committee shall have sole and complete authority to determine Employees and/or non-employee directors who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
(b)     Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment of transfer to be made pursuant to any Performance Award.
(c)     Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee at the time the Performance Award is granted.

Annex A-5

(d)     Maximum Award. The maximum amount with respect to which Performance Awards may be granted to a Participant in a calendar year shall be (i) $10,000,000 with respect to Performance Awards denominated in cash and (ii) 1,500,000 Shares with respect to Performance Awards denominated in Shares.
SECTION 10    Performance-Based Awards
(a)     Objective Performance Goals, Formulae or Standards. The grant of Restricted Stock, Restricted Stock Units or Performance Awards, or the lapse of restrictions or vesting or delivery with respect to such Awards may be based on the attainment of one or more objective performance goals. In such a case, the following shall apply:

(i)	The Committee shall establish a “performance period,” which may be the fiscal year or any other specified period.

(ii)
The applicable performance goals shall be based on one or more of the following performance criteria: share price, revenues, earnings (including but not limited to EBITDA), earnings per share, operating income, adjusted operating income, return on equity, expenses, and objective strategic business, operations and governance goals. Each such performance goal may (1) be expressed with respect to the Company as a whole or with respect to one or more divisions or business units, (2) be expressed on a pre-tax or after-tax basis, (3) be expressed on an absolute and/or relative basis, (4) employ comparisons with past performance of the Company (including one or more divisions) and/or (5) employ comparisons with the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding. Prior to the lapse of restrictions or vesting of Restricted Stock or Restricted Stock Units which are based on one or more of the performance goals hereunder, the Committee shall certify in writing (which may be by approved minutes) that the applicable performance goals were in fact satisfied.

To the extent applicable, the measures used in determining adjusted operating income shall be determined in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following:

(A)
All items of gain, loss or expense for a fiscal year that are directly or indirectly related to the businesses or parts thereof formerly operated by Systemax or its subsidiaries known as the European Technology Group, North American Technology Group, or Rebates Holding Group.

(B)
All items of gain, loss or expenses including transactions costs for a fiscal year that are directly or indirectly related to, whether in  a stock, asset, merger or other form of corporate transaction involving  the (i) disposal of a business or discontinued operation or (ii) the operations of any business acquired by the Company during the fiscal year and generating operating income of more than 5% of the aggregate Company total.

(C)	All items of gain, loss or expense for a fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

(D)
All items of gain or loss resulting from i) separation costs or consultancy costs with any current or former section 16 executive officer, (ii) restructuring, recapitalization, or reorganization actions, (iii) significant litigation exceeding $500,000 in fees or settlements, (iv) losses and / or  insurance recoveries associated with damage, destruction, or impairment to any intangible or tangible asset and/or business interruption event, and (v) resolution of significant contingencies exceeding $500,000.

To the extent any objective performance goals are expressed using any earnings or sales-based measures that require deviations from the manner in which the Company’s Forms 10-K and 10-Q are prepared, such deviations shall be at the discretion of the Committee and established at the time the applicable performance goals are established.

Annex A-6

SECTION 11    Other Stock-Based Awards
(a)     General. The Committee shall have authority to grant to eligible Employees and/or non-employee directors an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. Except in the case of an Other Stock-Based Award that is a Substitute Award, the price at which securities may be purchased pursuant to any Other Stock Based Award granted under the Plan or the provision, if any, of any such Award that is analogous to the purchase of exercise price, shall not be less than 100% of the Fair Market Value of the securities which such an Award relates on the date of grant.
(b)     Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis, provided that any deferred payment shall be structured in accordance with Section 409A of the Code.
SECTION 12    Amendment and Termination
(a)     Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any mandatory tax or regulatory requirement. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with the local rules and regulations in any jurisdiction outside the United States.
(b)     Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively, including to reduce the exercise price of an Award; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder of an Award theretofore granted shall not to that extent be effective with the consent of the affected Participant or holder.
(c)     Cancellation. Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause an Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value of such cancelled Award.
SECTION 13    Adjustments
(a)     Shares Available for Grants. In the event of any change in the number of Shares outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of Shares with respect to which the Committee may grant awards under the Plan and the individual annual limit, both as described in Section 4(a), shall be appropriately adjusted by the Committee. In the event of any change in the number of Shares outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares with respect to which awards: (i) may be granted under the Plan and (ii) granted to any one employee of the Company or a subsidiary during any one calendar year, in each case as the Committee may deem appropriate.
(b)     Outstanding Restricted Stock, Restricted Stock Units and Performance Awards. Unless the Committee in its sole discretion otherwise determines, any securities or other property (including dividends paid in cash) received by a grantee with respect to a share of Restricted Stock, which has not yet vested, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, will not vest until such share of restricted stock vests, and shall be promptly deposited with the Company or other custodian designated by the Company.
The Committee shall adjust any grant of Restricted Stock Units or Performance Awards payable in Shares, to reflect any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change, as the Committee may deem appropriate to prevent the enlargement or dilution of rights of grantees.

Annex A-7

(c)     Outstanding Options and Stock Appreciation Rights – Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of Shares subject to each outstanding Option and Stock Appreciation Right and the exercise price-per-share of each such Option and Stock Appreciation Right.
(d)     Outstanding Options and Stock Appreciation Rights – Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option and Stock Appreciation Right outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of Shares subject to such Option and Stock Appreciation Right would have received in such merger or consolidation.
(e)     Outstanding Options and Stock Appreciation Rights – Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its sole discretion, have the power to:

(i)
cancel, effective immediately prior to the occurrence of such event, each Option and Stock Appreciation Right outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such Option and Stock Appreciation Right was granted an amount in cash, for each Share subject to such Option and Stock Appreciation Right, respectively, equal to the excess of (x) the value, as determined by the Committee in its sole discretion, of the property (including cash) received by the holder of a Share as a result of such event over (y) the exercise price of such Option or Stock Appreciation Right; or

(ii)
provide for the exchange of each Option and Stock Appreciation Right outstanding immediately prior to such event (whether or not then exercisable) for an Option on or Stock Appreciation Right with respect to, as appropriate, some or all of the property which a holder of the number of Shares subject to such Option or Stock Appreciation Right would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its sole discretion in the exercise price of the Option or Stock Appreciation Right, or the number of shares or amount of property subject to the Option or Stock Appreciation Right, or, if appropriate, provide for a cash payment to the grantee to whom such Option or Stock Appreciation Right was granted in partial consideration for the exchange of the Option or Stock Appreciation Right.

(f)     Outstanding Options and Stock Appreciation Rights – Other Changes. In the event of any change in the capitalization of the Company, special dividends or a corporate change other than those specifically referred to in this Section 12, the Committee may, in its sole discretion, make such adjustments in the number and class of shares subject to Options and Stock Appreciation Rights outstanding on the date on which such change occurs and in the per-share exercise price of each such Option and Stock Appreciation Right as the Committee may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each Option and Stock Appreciation Right outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such Option or Stock Appreciation Right was granted an amount in cash, for each Share subject to such Option or Stock Appreciation Right, respectively, equal to the excess of (i) the Fair Market Value of Shares on the date of such cancellation over (ii) the exercise price of such Option or Stock Appreciation Right.
(g)     Change in Control. Unless otherwise provided in an Award Agreement or an Employment Agreement, upon the occurrence of a Change in Control of the Company, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested or distributed as the case may be, without regard to any limitation imposed pursuant to the Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control price with respect to shares subject to the vested

Annex A-8

portion of the Award net of the exercise price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable) and (v) any combination of the foregoing or none of the foregoing. Unless otherwise provided in an Award Agreement or an Employee’s employment agreement, in the event that the Committee does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).
(h)     Change in Status of an Affiliate. Unless otherwise provided in an Award Agreement or an Employment Agreement, or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to the Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award and the Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by the Company or any entity that is a part of the Company immediately after such event.
(i)     No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an award or the exercise price of any Option or Stock Appreciation Right.
SECTION 14    General Provisions
(a)     Nontransferability. Each Award, and each right under any Award, shall be exercisable only by the Participant during a Participant's lifetime, if permissible under applicable law, by the Participant's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (“QDRO”), as determined by the Committee.
(b)     No Rights to Awards. No Employee, Participant, or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be same with respect to each recipient.
(c)     Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, and stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any certificates to make appropriate references to such restrictions.
(d)     Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Company for purposes of section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such section.
(e)     Withholding. Any Participant may be required to pay the Company or any Affiliate with respect to, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from, any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, and to the extent approved by the Committee, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to help defray or offset any tax arising from the grant, vesting, delivery, exercise or payments of any Award.

Annex A-9

(f)     Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.
(g)     No Limit in Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, Restricted Stocks, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may either be generally applicable or applicable only in specific cases.
(h)     No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the company or Affiliate may at any time dismiss a Participant or service from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(i)     No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of Restricted Stock.
(j)     Code Section 409A. The Award Agreement for any Award that the Committee reasonably determines to constitute “nonqualified deferred compensation plan” under Code Section 409A (a “Section 409A Plan”), and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Code Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Code Section 409A. If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Code Section 409A:

(i)
Payments under the Section 409A Plan may not be made earlier than (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the corporation, or (z) the occurrence of an “unforeseeable emergency”;

(ii)
The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(iii)	Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Code Section 409A(a)(4); and

(iv)
In the case of any Participant who is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

(v)
For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Code Section 409A, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Code Section 409A that are applicable to the Award.

(k)     Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.
(l)     Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under and law deemed applicable by the Committee, such provision shall be construed or deemed amended to

Annex A-10

conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(m)     Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.
(n)     No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
(o)     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.
(p)     Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
SECTION 15    Term of the Plan
(a)     Effective Date. The Plan shall be effective as of the date of its approval by the directors of the Company (the “Effective Date”).
(b)     Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the date the Plan was approved; provided that the authority for grant of Restoration Options hereunder in accordance with Section 6(e) shall continue, subject to the provisions of Section 4(a), as long as any option granted hereunder remains outstanding. Unless otherwise expressly provided in the Plan or an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after such tenth anniversary of the Plan’s approval.

Annex A-11

Annex B

AUDIT COMMITTEE CHARTER

FOR

SYSTEMAX INC.

(revised March 15, 2017)

Purpose of Committee

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Systemax Inc. (the “Company”) is to (a) assist the Board with oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; and (b) prepare the report that U.S. Securities and Exchange Commission rules require be included in the Company’s annual proxy statement.

The function of the Committee is oversight. It is not the Committee’s responsibility to certify the Company’s financial statements or to guarantee the report of the independent auditor. The Company’s management is responsible for the (i) preparation, presentation and integrity of the Company’s financial statements, (ii) maintenance of appropriate accounting and financial reporting principles and policies, and (iii) maintenance of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for planning and carrying out a proper audit and reviews. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company. As such, it is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures, except to the extent described below under “Performance Evaluation”.

Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations absent actual knowledge to the contrary (which shall be promptly reported to the Company’s Board). In addition, the evaluation of the Company’s financial statements by the Committee is not of the same scope as, and does not involve the extent of detail as, audits performed by the independent auditor, nor does the Committee’s evaluation substitute for the responsibilities of the Company’s management for preparing, or the independent auditor for auditing, the financial statements.

Committee Duties and Responsibilities

The duties and responsibilities of the Committee are to:

1.
Retain and terminate the Company’s independent auditors (subject, if applicable, to shareholder ratification). The Committee shall oversee the rotation of the audit partners of the independent auditors as required by the Sarbanes-Oxley Act of 2002. The Committee shall have the sole authority to approve and/or pre-approve all audit engagement fees and terms, as well as all non-audit engagement fees and terms with the independent auditor. The Committee shall not engage the independent auditor to perform non-audit services proscribed by law or regulation. The Committee need not pre-approve non-audit services that fall within the “De Minimis Exception” set forth in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended;

2.
At least annually, obtain and review a report by the independent auditor consistent with Independence Standards Board of Directors Standard No.1, describing: (a) the independent auditor’s internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (c) (to assess the auditor’s independence) all relationships between the independent auditor and the Company. After reviewing the foregoing report and the independent auditor’s work throughout the year, the Committee shall evaluate the auditor’s qualifications, performance and independence. This evaluation shall include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Committee

Annex B-1

shall take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function). The Committee shall present its conclusions with respect to the independent auditor to the full Board;

3.
Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and provide the annual Audit Committee report required by the SEC for inclusion in the Company’s annual report on Form 10-K, and otherwise report to the stockholders of the Company in accordance with the rules and regulations of the SEC.

4.
Review and discuss with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made). The Committee is not required to discuss in advance each earnings press release or each instance in which the Company provides earnings guidance;

5.	As appropriate, obtain advice and assistance from outside legal, accounting or other advisors;

6.
Review and discuss with management policies with respect to risk assessment and risk management. While it is the job of the chief executive officer and senior management to assess and manage the Company’s exposure to risk under the oversight of the Board of Directors, the Committee shall discuss guidelines and policies to govern the process by which this is handled, including working together with the Compensation Committee regarding the Company’s compensation policies for all its employees as they relate to the Company’s risk management goals and objectives. The Committee shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

7.	Periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function), and with independent auditors;

8.
Annually discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The discussion shall address, to the extent applicable, any accounting adjustments that were noted or proposed by the independent auditor but were "passed" (as immaterial or otherwise), any communications between the audit team and the auditor's national office with respect to auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor. The Committee shall discuss with the independent auditor:

(a)	the responsibilities, budget and staffing of the Company’s internal audit function;

(b)	the Company's critical accounting policies and practices;

(c)
alternative treatments of financial information within generally accepted accounting principles related to material items the independent auditors have discussed with management, ramifications of use of the alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(d)	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

The Company’s directors of internal audit shall report directly to the chief financial officer and the Committee at least four times per fiscal year, or more often as necessary;

9.
The Committee shall periodically review and discuss with management and the independent auditor: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management

Annex B-2

and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

10.
The Committee shall review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting. The Committee shall review with management, the senior internal auditing executive, and the independent auditor, as appropriate, attestations and reports by the independent auditor on internal control over financial reporting.

11.	Set clear hiring policies for the hiring by the Company of employees or former employees of the independent auditors;

12.
Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company, regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

13.
Report regularly to the Board. The Committee shall review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function;

14.	Review the content of CEO and CFO disclosures and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; and

15.
The Committee shall obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act (relating to reports by the independent auditor made to the Company of illegal acts discovered by the independent auditor) has not been implicated.

Committee Membership

The Committee shall consist of at least three members of the Board, each of whom is, in the business judgment of the Board, “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, the rules of the New York Stock Exchange and any other securities exchange on which the Company’s securities are listed. Each member of the Committee shall be financially literate (or shall become so within a reasonable period of time after appointment to the Committee), and at least one member of the Committee shall have “accounting or related financial management expertise” as such qualifications are interpreted by the Board in its business judgment, and qualify as a “financial expert” as defined by the U.S. Securities and Exchange Commission. No Committee member may serve on the audit committees of more than two other public companies, unless the Board has determined that such service will not impair the effectiveness of the member’s service on the Committee. The Board shall periodically determine (a) whether each Committee member meets such independence and experience requirements and (b) whether or not any member of the Committee is an "audit committee financial expert" as that term is defined by the rules and regulations of the Commission.

The members of the Committee shall be appointed by the Board, and shall serve at the pleasure of the Board for such term or terms as the Board may determine.

The compensation to be paid by the Company to any Committee member must consist solely of director’s fees; provided, however, that pension or other deferred compensation that is not contingent on future service to the Company will not be deemed to violate this requirement.

Committee Structure and Operations

Annex B-3

A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairperson. The Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson. The Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Committee. The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

Performance Evaluation

The Committee shall review the adequacy of this charter and evaluate its performance hereunder at least annually and present such report to the full Board. Such report shall include any recommended changes to this charter. The Board shall also review and approve this charter at least annually.

While the fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor, the Committee shall review: (i) major issues regarding accounting principles, and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of using alternative methods under generally accepted accounting principles (“GAAP”) on the financial statements; (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (iv) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies.

Resources and Authority of the Committee

In discharging its oversight responsibilities, the Committee shall have unrestricted access to the Company’s management, books and records and the authority to retain outside counsel, accountants or other consultants in the Committee’s sole discretion. The Committee may direct any officer of the Company, the independent auditor and/or the Company’s internal audit staff to inquire into and report to the Committee on any matter.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

Annex B-4